EXHIBIT 4.3

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                                 TRUST INDENTURE


                                     BETWEEN


           THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY


                                       AND


                                  REGIONS BANK,
                            AS TRUSTEE AND REGISTRAR


                  ---------------------------------------------

                                   RELATING TO
                     THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                               CITY OF MONTGOMERY
             $4,000,000 TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BONDS
                       (KINPAK INC. PROJECT) SERIES 1996A
                                       AND
                   $990,000 INDUSTRIAL REFUNDING REVENUE BONDS
                       (KINPAK INC. PROJECT) SERIES 1996B

                  ---------------------------------------------



                                      DATED

                                      AS OF

                                DECEMBER 1, 1996

 =============================================================================

                             ROY S. GOLDFINGER, P.C.
                               MONTGOMERY, ALABAMA
                                  BOND COUNSEL


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                                 TRUST INDENTURE

                                      INDEX
                                      -----

                                                                           Page
                                                                           ----
PARTIES....................................................................  1
RECITALS...................................................................  1
GRANTING CLAUSES...........................................................  2

                                    ARTICLE I
                                   DEFINITIONS

Section 101.  Definitions..................................................  4
Section 102.  Interpretation............................................... 15
Section 103.  Captions and Headings........................................ 16

                                   ARTICLE II
                                    THE BONDS

Section 201.  Authorized Amounts of Bonds.................................. 17
Section 202.  Issuance of the Bonds; Terms Thereof......................... 17
Section 203.  Execution of Bonds........................................... 20
Section 204.  Authentication of Bonds...................................... 20
Section 205.  Payment and Ownership of Bonds............................... 20
Section 206.  Redemption................................................... 21
Section 207.  Notice of Redemption......................................... 21
Section 208.  Payment of Redeemed Bonds.................................... 22
Section 209.  Partial Redemption........................................... 22
Section 210.  Election to Redeem........................................... 23
Section 211.  Mutilated, Lost, Stolen or Destroyed Bonds................... 23
Section 212.  Transfer and Exchange of Bonds............................... 23
Section 213.  Safekeeping and Cancellation of Bonds........................ 24
Section 214.  Special Agreement with Holders............................... 24
Section 215.  Actions Regarding of Letter of Credit........................ 25
Section 216.  DTC Eligibility Requirements................................. 25

                                   ARTICLE III
                                TENDER PROVISIONS

Section 301.  Optional Tenders............................................. 26
Section 302.  Mandatory Tenders............................................ 27
Section 303.  Procedures for Purchase and Remarketing...................... 29

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                                                                           Page
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                                   ARTICLE IV
                       PROVISIONS AS TO FUNDS AND PAYMENTS

Section 401.  Bond Fund.................................................... 34
Section 402.  Payment of Debt Service...................................... 35
Section 403.  Non-Presentment of Bonds..................................... 35
Section 404.  Release of Funds Upon Payment of Bonds....................... 36
Section 405.  Construction Fund; Disbursements............................. 36
Section 406.  Bond Purchase Fund........................................... 37
Section 407.  Rebate Fund ................................................. 39
Section 408.  Refunding Fund............................................... 40
Section 409.  Investment of Fund Moneys.................................... 40
Section 410.  Moneys to be Held in Trust................................... 41

                                    ARTICLE V
                                   FIDUCIARIES

Section 501.  Trustee's Acceptance and Responsibilities.................... 42
Section 502.  Fees, Charges and Expenses of Fiduciaries.................... 44
Section 503.  Notices to Holders........................................... 44
Section 504.  Intervention by Trustee...................................... 45
Section 505.  Successor Trustees........................................... 45
Section 506.  Appointment of Co-Trustee.................................... 45
Section 507.  Resignation by the Trustee................................... 46
Section 508.  Removal of the Trustee....................................... 46
Section 509.  Appointment of Successor Trustee............................. 47
Section 510.  Concerning Any Successor Trustee............................. 47
Section 511.  Right of Trustee to Pay Taxes and Other Charges.............. 47
Section 512.  Adoption of Authentication................................... 48
Section 513.  Registrars................................................... 48
Section 514.  Designation and Succession of Paying Agents.................. 50
Section 515.  Designation and Succession of Authenticating Agents.......... 50
Section 516.  Dealing in Bonds............................................. 51
Section 517.  Tender Agent................................................. 51
Section 518.  Remarketing Agent............................................ 51


                                   ARTICLE VI
                             DEFAULT PROVISIONS AND
                         REMEDIES OF TRUSTEE AND HOLDERS

Section 601.  Events of Default............................................ 53
Section 602.  Acceleration................................................. 54
Section 603.  Other Remedies; Rights of Holders............................ 55


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                                                                           Page
                                                                           ----
Section 604.  Application of Moneys........................................ 56
Section 605.  Remedies Vested in Trustee................................... 57
Section 606.  Rights and Remedies of Holders............................... 57
Section 607.  Remedies Subject to Applicable Law........................... 58

                                   ARTICLE VII
                    SUPPLEMENTAL INDENTURES; OTHER AMENDMENTS

Section 701.  Supplemental Indentures Not Requiring Consent of Holders..... 59
Section 702.  Supplemental Indentures Requiring Consent of Holders......... 60
Section 703.  Additional Consents Required................................. 61
Section 704.  Amendments of Lease Agreement................................ 61
Section 705.  Amendments of Letter of Credit............................... 62

                                  ARTICLE VIII
                                   DEFEASANCE

Section 801.  Defeasance................................................... 63
Section 802.  Payment of Bonds............................................. 63
Section 803.  Survival of Certain Provisions............................... 64

                                   ARTICLE IX
                             COVENANTS BY THE ISSUER

Section 901.  Payment of Debt Service and Purchase Price................... 65
Section 902.  Revenues and Assignment of Revenues.......................... 65
Section 903.  Performance of Covenants by Issuer........................... 65
Section 904.  Inspection of Project Books.................................. 65
Section 905.  Register..................................................... 65
Section 906.  Rights and Enforcement of the Lease Agreement................ 65
Section 907.  Further Assurances........................................... 66
Section 908.  Non-Taxable Status........................................... 66

                                    ARTICLE X
                                  MISCELLANEOUS

Section 1001.  Consents, Etc., of Holders.................................. 67
Section 1002.  Limitation of Rights........................................ 67
Section 1003.  Severability................................................ 67
Section 1004.  Limitation of Liability..................................... 67
Section 1005.  Payments Due on Other than Business Days.................... 68
Section 1006.  Counterparts................................................ 68
Section 1007.  Notices..................................................... 68

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Section 1008.  Suspension of Mail.......................................... 69
Section 1009.  Governing Law............................................... 69
Section 1010.  Opinions of Bond Counsel Not Required....................... 69
Section 1011.  Contest of Determination of Taxability...................... 69


SIGNATURES................................................................. 70
ACKNOWLEDGMENTS............................................................ 71


Exhibit A      Forms of Bonds

















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                                 TRUST INDENTURE

         THIS TRUST INDENTURE made and entered into as of December 1, 1996 (as the same may hereafter be amended or supplemented, this "Indenture"), by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, its successors and assigns (the "Issuer"), a public corporation organized and existing under the laws of the State of Alabama (the "State"), and REGIONS BANK, a state banking corporation authorized to accept and execute trusts of the character herein set forth, with its principal corporate trust office for purposes of discharging the trusts hereunder being in the City of Montgomery, Alabama, its successors and assigns (the "Trustee"), under the circumstances set forth in the following recitals (the capitalized terms not defined in this paragraph or the recitals having the meanings given to them in Article I hereof):

                              W I T N E S S E T H:

         A. The Issuer has been heretofore organized under and is authorized by the Act to acquire, enlarge, improve, replace, own, lease and dispose of properties to the end that the Issuer may be able to promote industry, develop trade and further the use of the agricultural products and natural and human resources of the State and the development and preservation of said resources.

         B. On October 17, 1979, the Issuer issued the Prior Bonds pursuant to the Act and the Prior Indenture and applied the proceeds thereof to acquire, construct and equip the Existing Facilities as a "project" under the Act, which the Issuer leased to Kinark pursuant to the Original Lease. Pursuant to the Lease Assignments (as defined in the Lease Agreement), the Company has succeeded to the position of Kinark as lessee under the Original Lease.

         C. The Company has heretofore expressed to the Issuer its desire (a) to achieve interest rate savings by refinancing the debt represented by the Prior Bonds, (b) to renovate and upgrade the Existing Facilities and (c) to acquire, construct and equip the New Facilities. The Issuer heretofore adopted the Inducement Resolution which provided, among other things, for the issuance of the Bonds by the Issuer to refund (inter alia) the Prior Bonds and to assist in financing the costs of the Project.

         D. Simultaneously with the execution and delivery of this Indenture, the Issuer, as lessor, and the Company, as lessee, will enter into the Lease Agreement which will amend, supplement and restate the provisions of the Original Lease under which the Existing Facilities are leased to the Company. Pursuant to the Lease Agreement, the Company will agree to pay the Basic Rent at such times and in such amounts as shall be sufficient to pay when due the Debt Service on and Purchase Price of the Bonds.

         E. The Bonds shall be limited obligations of the Issuer payable solely out of the Revenues. As additional security for the payment of the Bonds, the Company shall cause the Bank to issue the Initial Letter of Credit in favor of the Trustee in an amount equal to the sum of (a) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal of the Bonds when due and to pay the principal portion of the Purchase Price of Bonds tendered (or deemed tendered) for purchase, plus (b) interest on the Bonds for a period of 120 days at the maximum rate of 15% per annum, to enable the Trustee to pay

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interest on the Bonds when due and to pay the interest portion of the Purchase
Price of Bonds tendered (or deemed tendered) for purchase.

         F. The execution and delivery of this Indenture and the issuance of the Bonds under the Act have been in all respects duly and validly authorized by resolutions duly adopted and approved by the Issuer.

         G. The Bonds to be issued hereunder and the authentication certificate thereon are to be substantially in the forms thereof attached hereto as Exhibit A, with appropriate omissions, insertions and variations permitted or authorized as hereinafter provided.

         H. All things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid pledge of the Revenues to the payment of the Debt Service on and Purchase Price of the Bonds, have been done and performed, and the creation, execution and delivery of this Indenture, and the execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                                GRANTING CLAUSES
                                ----------------

         That the Issuer, in consideration of the premises and the acceptance by the Trustee and the Registrar of the trusts created herein and the acceptance of the Bonds by the Holders thereof, and for other good and valuable considerations, the receipt of which is hereby acknowledged, in order to secure the payment of the Debt Service on and Purchase Price of the Bonds according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, sell, convey, mortgage and pledge unto the Trustee and unto its successors in trust, and to it and their respective assigns forever, the following:

                                       I.

         All right, title and interest of the Issuer in and to the Lease Agreement, except for Unassigned Rights (as therein defined).

                                       II.

         All Revenues receivable by or for the account of the Issuer, including, without limitation, all Basic Rent and other payments in respect of payment of Basic Rent to be received under and pursuant to and subject to the provisions of the Lease Agreement, which moneys are (subject to the credits or offsets provided for under the Lease Agreement) to be paid directly to the Trustee at the Trustee's Office for the account of the Issuer and deposited as hereinafter provided.

                                       2
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         TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby and hereafter conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in trust and its and their respective assigns forever;

         IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the benefit, security and protection of the Holders from time to time of the Bonds issued under and secured by this Indenture, without preference, priority or distinction as to lien or otherwise of any of such Bonds over any of the others except as herein expressly provided.

         PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the Debt Service due or to become due, at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, and shall cause the payments to be made as required hereunder, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee and the other Fiduciaries all sums of money due or to become due to them in accordance with the terms and provisions hereof; then upon such final payments this Indenture and the rights granted shall cease, determine and be void; otherwise this Indenture to be and remain in full force and effect.

         The terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all Persons who from time to time shall be or become Holders thereof, and the trusts and conditions upon which the Revenues pledged are to be held and disposed of, which said trusts and conditions the Trustee and Registrar hereby accept, and to all of which the respective parties hereto covenant and agree, are as follows:

                                       3

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                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 101. Definitions. In addition to the words and terms elsewhere defined in this Indenture (including in the recitals hereto) or by reference to the Lease Agreement or other document, unless the context or use indicates another or different meaning or intent:

         "Act" means Article 4, Chapter 54, Title 11 of the Code of Alabama of 1975, as amended.

         "Act of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Company or by the Issuer, as debtor, under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect.

         "Affiliate" means, as to any specified Person, another Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

         "Alternate Credit Facility" means an irrevocable letter of credit, a surety bond, an insurance policy or other credit facility delivered to the Trustee pursuant to Section 5.8(f) of the Lease Agreement.

         "Authenticating Agent" means the Trustee and any bank, trust company or other Person designated as an Authenticating Agent for the Bonds by or in accordance with Section 515 of this Indenture, each of which shall be a transfer agent registered in accordance with Section 17A(c) of the Securities Exchange Act of 1934, as amended.

         "Authorized Denominations" means, as to the Bonds, the denominations of $100,000 and any integral multiple of $5,000 in excess thereof.

         "Available Moneys" shall mean: (a) with respect to any payment date occurring during any period that the Bonds are entitled to the benefit of a Letter of Credit, (i) any moneys which have been paid to the Trustee by the Company (including moneys transferred from the Construction Fund pursuant to Section 405(f) hereof) and which have been on deposit with the Trustee for at least 367 days during and prior to which no Act of Bankruptcy shall have occurred, and the proceeds from the investment of such moneys after such moneys have become Available Moneys, (ii) moneys on deposit with the Trustee representing proceeds from the resale by the Remarketing Agent of Bonds to persons other than the Issuer or the Company as described in Article III hereof, which, in each case, were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or sub-accounts in which no moneys which were not Available Moneys were at any time held, and the proceeds from the investment thereof, and (iii) moneys drawn under a Letter of Credit which in each case were at all times since their deposit with the Trustee held in a separate and segregated account or accounts or sub-account or

                                       4
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sub-accounts in which no moneys (other than those drawn under a Letter of
Credit) were at any time held; and (b) with respect to any payment date not occurring during a period that the Bonds are entitled to the benefit of a Letter of Credit, any moneys furnished to the Trustee and the proceeds from the investment thereof. The Trustee may presume that no Act of Bankruptcy has occurred unless notified in writing to the contrary by the Company, the Bank or the owners of not less than 25% in aggregate principal amount of Bonds Outstanding.

         "Bank" means First Union National Bank of Florida, Fort Lauderdale, Florida, and its successors and assigns, as issuer of the Initial Letter of Credit, until such time, if any, as a Substitute Letter of Credit or Alternate Credit Facility shall become effective pursuant to Section 5.8 of the Lease Agreement, and thereafter "Bank" shall mean the issuer of such Substitute Letter of Credit or Alternate Credit Facility.

         "Basic Rent" means that portion of the rentals payable under the Lease Agreement in the amounts and at the times sufficient, giving effect to any credit therein provided for, to pay Debt Service on or Purchase Price of the Bonds.

         "Bio-Chem" means Ocean Bio-Chem, Inc., a Florida corporation, its successors and assigns, of which the Company is a wholly-owned subsidiary.

         "Bond" or "Bonds" means, collectively, the Series 1996A Bonds and the Series 1996B Bonds.

         "Bond Counsel" means Roy S. Goldfinger, P.C., Montgomery, Alabama, or any other attorney or firm of attorneys nationally recognized on the subject of municipal bonds and acceptable to the Trustee.

         "Bond Fund" means the fund created and described in Section 401 hereof.

         "Bond Payment Date" means each date (including any date fixed for redemption of Bonds) on which Debt Service on the Bonds is payable.

         "Bond Purchase Fund" means the fund created and described in Section 406 hereof.

         "Bond Year" means, during the period the Series 1996B Bonds and (if and when issued) the Refunding Obligations remain outstanding, the annual period provided for the computation of Excess Earnings under Section 148(f) of the Code (except that the first and last Bond Years may be less than 12 months long).

         "Building" means that certain existing manufacturing facility of approximately 50,000 square feet, the proposed new building of approximately 60,000 square feet and all other structures and improvements which are required or permitted by the Lease Agreement to stand or be constructed on the Leased Realty, as they may at any time exist.

         "Business Day" means any day other than (1) a day on which the payment system of the Federal Reserve System is not operational, or (2) a day on which commercial banks are required or authorized by law to close in any of the following locations: (i) the city in which the Trustee's Office is located, (ii) the city in which the principal office of the Remarketing Agent is located, or
(iii) the city in which the office of the Bank at which drawings under the Letter of Credit are to be made is located.

                                       5
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         "Cap Rate" means the lower of (i) the rate of 15% per annum or (ii) for any period during which the Bonds are supported by a Letter of Credit, the maximum rate per annum, specified therein, at which there has been calculated the amount available to be drawn on such Letter of Credit to pay interest on the Bonds.

         "City" means the City of Montgomery, Alabama.

         "Code" means the Internal Revenue Code of 1986, as amended. References to the Code and Sections thereof include relevant applicable temporary, proposed or final regulations thereunder and under any predecessor provisions of the Internal Revenue Code of 1954, as amended.

         "Company" means KINPAK INC., formerly known as Kinbright, Inc., a corporation for profit organized and existing under the laws of the State, and its successors and assigns.

         "Company Account" means the account so named in the Bond Fund.

         "Company Bonds" means Bonds registered in the name of the Company pursuant to Section 303(e) or (f) hereof.

         "Completion Date" means the date of completion of the Project to be established by the Company in accordance with the provisions of the Lease Agreement.

         "Computation Date" means the last day of each Bond Year and the day on which the final payment in full of all the Series 1996B Bonds and (if and when issued) the Refunding Obligations is made.

         "Construction Fund" means the fund created and described in Section 405 hereof.

         "Conversion Date" means a Proposed Conversion Date on which the Fixed Rate shall become effective.

         "County" means Montgomery County, Alabama.

         "Credit Facility Account" means the account so named in the Bond Fund.

         "Credit Facility Proceeds Account" means the account so named in the Bond Purchase Fund.

         "DTC" means The Depository Trust Company, New York, New York.

         "DTC-Eligible Obligations" means securities which are eligible for deposit at DTC.

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

         "Debt Service" means, for any period or payable at any time, the principal, interest and any premium due on the Bonds for that period or payable at that time.

         "Determination of Taxability" means, with respect to the Series 1996B Bonds and (if and when issued) the Refunding Obligations, a determination that interest on any such obligation is Taxable because of (i) the receipt by any Holder or any member of an "affiliated group", as that term is defined in
Section 1504 of the Code, of a "30-day letter" within the meaning of Treasury Regulations Section 601.105(d)(1)(iv) proposing a determination to that effect;
(ii) receipt by the Company of written advice from the Commissioner or any District Director of the Internal Revenue Service to that effect; or (iii) receipt by the Trustee or any Holder of a written opinion of Bond Counsel that there is substantial likelihood that such interest is Taxable; subject, however, in all such cases to the right on the part of the Company set forth in Section 1011 hereof to contest the same.

         "Eligible Investments" means (i) Government Obligations; (ii) obligations issued or guaranteed by any state or political subdivision thereof, which obligations are rated by a Rating Agency in the highest category if rated as short-term obligations or not lower than the third highest category if rated as long-term obligations; (iii) commercial or finance paper which is rated in not lower than the second highest rating category by a Rating Agency; (iv) deposit accounts, bankers' acceptances, certificates of deposit or bearer deposit notes in one or more banks, trust companies or savings and loan associations (including without limitation, the Trustee or any bank affiliated with the Trustee) organized under the laws of Canada or the United States of America or any state or province thereof, provided that the debt obligations of each such bank, trust company or savings and loan association are rated by a Rating Agency in the highest category if rated as short-term obligations or not lower than the third highest category if rated as long-term obligations; (v) obligations of the Federal Land Bank, the Federal Home Loan Bank or the Federal Intermediate Credit Bank; (vi) money market mutual funds registered under the Investment Company Act of 1940, as amended, provided that the portfolio of any such money market fund is limited to Government Obligations and to agreements to purchase Government Obligations; and (vii) repurchase agreements secured fully by obligations of the type specified in clause (i), which obligations must be held by or under the control of the Trustee, and issued by a bank or savings and loan association which is insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; provided that any investment or deposit described above is not prohibited by applicable law.

         "Equipment" means all items of machinery, equipment, fixtures and tangible personal property now or hereafter constituting part of the Project, and any item of machinery, equipment, fixtures or tangible personal property acquired in substitution therefor or as a renewal or replacement thereof pursuant to the provisions of the Lease Agreement.

         "Event of Default" means an Event of Default specified in and defined by Section 601 hereof.

         "Excess Earnings" means, with respect to the proceeds from the Series 1996B Bonds and (if and when issued) the Refunding Obligations, as of each Computation Date, an amount equal to the sum of (a) plus (b) where:

               (a) is the excess of

                      (i) the aggregate amount earned from the Issue Date on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to excess earnings described in this clause (a)), taking into account any gain or loss on the disposition of nonpurpose investments, over

                      (ii) the amount that would have been earned if such
               nonpurpose investments (other than amounts attributable to an excess described in this clause (a)) had been invested at a rate equal to the yield on the Bonds; and

               (b) is any income attributable to the excess described in clause
         (a), taking into account any gain or loss on the disposition of nonpurpose investments.

The sum of (a) plus (b) shall be determined in accordance with Sections 148(f)(2) and 148(f)(4) of the Code. As used herein, the terms "gross proceeds", "nonpurpose investments" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

         "Existing Facilities" means the land, buildings and equipment financed in part with the proceeds of the Prior Bonds, previously leased by the Issuer to and operated by Kinark and now constituting a part of the Project.

         "Existing Letter of Credit" means, as of any particular time, the Letter of Credit or Alternate Credit Facility held by the Trustee at that time.

         "Extension Letter of Credit" means a Substitute Letter of Credit from the same Bank which issued the Existing Letter of Credit, substantially identical to the Existing Letter of Credit except that it has a Stated Expiration Date at least one year later than that of the Existing Letter of Credit.

         "Extraordinary Services" and "Extraordinary Expenses" mean all services rendered and all expenses incurred under the Indenture other than Ordinary Services and Ordinary Expenses.

         "Fiduciaries" means the Trustee, the Tender Agent, the Registrar and any Paying Agent or Authenticating Agent, and their respective successors and assigns.

         "Final Determination" means a Determination of Taxability deemed final by reason of the termination or forfeiture of the Company's right to contest the same under Section 1011 hereof.

         "Fixed Rate" means, with respect to each Series of the Bonds, the interest rate to be borne by such Bonds on and after the Conversion Date, established pursuant to Section 202(g) hereof.

         "Fixed Rate Period" means, with respect to each Series of the Bonds, the period beginning on the Conversion Date and ending on the day immediately prior to the maturity date of that Series.

         "Government Obligations" means (a) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged; (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the full and timely payment of the principal of, premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America; or (c) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in preceding clause (a) or (b), which securities, receipts or portions of obligations are not subject to redemption prior to maturity at less than par at the option of anyone other than the holder thereof.

         "Governmental Authority" means the United States, any state or political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "Holder" or "Holder of a Bond" means the Person in whose name a Bond is registered on the Register.

         "Initial Letter of Credit" means the initial Letter of Credit in the form attached to the Reimbursement Agreement as Schedule I and delivered to the Trustee on or prior to the Issue Date.

         "Interest Payment Date" means, so long as the Bonds are outstanding, the first Business Day of each March, June, September and December, commencing on the first Business Day of March, 1997.

         "Interest Rate for Advances" means the rate per annum which is one percent (1%) per annum in excess of the Prime Rate.

         "Interim Indebtedness" means the indebtedness in the principal amount of $220,000 incurred, in anticipation of the issuance of the Series 1996B Bonds, to pay a like principal amount of the Prior Bonds which matured on September 1, 1996.

         "Issue Date" means the date of the initial authentication and delivery of the Bonds.

         "Kinark" means Kinark Corporation, a Delaware corporation, as lessee under the Original Lease.

         "Lease Agreement" means the Restated Lease Agreement of even date herewith between the Issuer, as lessor, and the Company, as lessee, as the same may hereafter be amended and supplemented.

         "Leased Realty" means the real estate and interests therein constituting the site of the Project and described in Exhibit A to the Lease Agreement, together with any additions thereto, less any removals therefrom.

         "Letter of Credit" means the Initial Letter of Credit and, unless the context or use indicates another or different meaning or intent, any Substitute Letter of Credit.

         "Letter of Credit Substitution Date" means any Business Day specified by the Company pursuant to Section 5.8 of the Lease Agreement on which the Company proposes (other than by reason of the Conversion Date or the Stated Expiration Date of the Existing Letter of Credit) to furnish a Substitute Letter of Credit (other than an Extension Letter of Credit) or Alternate Credit Facility in place of the then Existing Letter of Credit.

         "Mandatory Tender" means a tender of Bonds required by Section 302 hereof.

         "Mandatory Tender Date" means a date on which any Mandatory Tender is required, more particularly described in Section 302 hereof.

         "Miscellaneous Account" means the account so named in the Bond Purchase Fund.

         "Moody's" means Moody's Investors Service, Inc., New York, New York.

         "Necessary Authorizations" means, with respect to any given action or effect, all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all Governmental Authorities which are necessary or required to accomplish such action or achieve such effect.

         "New Facilities" means an expansion to the Existing Facilities, consisting of an approximately 60,000 square-foot new building and new machinery and equipment therefor.

         "Non-Taxability Opinion" means, with respect to one or more given events or prospective events, an opinion of Bond Counsel to the effect that the occurrence of such event or events will not adversely affect the non-Taxable status of the interest on the obligations in question.

         "Non-Tender Notice" shall have the meaning assigned in Section 302(c) hereof.

         "Notice of Tender" shall mean written, formal notice of tender in the form provided in the Bonds or in such other form as shall be acceptable to the Trustee.

         "Optional Tender" means a tender of Bonds at the option of the Holder thereof pursuant to Section 301 hereof.

         "Optional Tender Date" means any date on which Bonds are to be purchased pursuant to the Optional Tender provisions of Section 301 hereof.

         "Ordinary Services" and "Ordinary Expenses" mean those services normally rendered and those expenses normally incurred by a trustee under instruments similar to this Indenture.

         "Original Lease" means the Lease Agreement dated as of September 1, 1979 between the Issuer and Kinark.

         "Outstanding", as applied to the Bonds, means all Bonds which have been authenticated and delivered under this Indenture, except:

               (a) Bonds cancelled upon surrender, exchange or transfer, or because of payment or redemption prior to maturity;

               (b) Bonds, or any portion thereof, for the payment, redemption or purchase for cancellation of which sufficient moneys have been deposited and credited with the Trustee or any Paying Agents (whether upon or prior to the maturity, purchase or redemption date of those Bonds); provided, that if any of those Bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for giving notice of that redemption, or waiver by the affected Holders of that notice satisfactory in form to the Trustee shall have been filed with the Trustee;

               (c) Unsurrendered Bonds for the purchase of which money in the necessary amount has been deposited in the Bond Purchase Fund and is held in trust for the Holders of such Unsurrendered Bonds; and

               (d) Bonds in exchange for or in lieu of which others have been authenticated and delivered under Section 211 hereof;

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Company, the Issuer, any other obligor with respect to the Bonds or any affiliate of any of the foregoing, shall be disregarded and deemed not to be Outstanding; except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Notwithstanding the foregoing proviso, Pledged Bonds shall be deemed, at the election of the Bank, to be Outstanding for all purposes, except that the Bank may not vote such Bonds in any manner that would lessen the protection to the Holders of other Outstanding Bonds provided by the Letter of Credit. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company, the Issuer, any other obligor with respect to the Bonds or any affiliate of any of the foregoing.

         "Paying Agent" means the Trustee and any other bank or trust company designated as a Paying Agent by or in accordance with Section 514 of this Indenture.

         "Person" includes natural persons, firms, associations, partnerships, trusts, corporations, limited liability companies and public bodies.

         "Placement Agency Agreement" means that certain letter agreement dated the Issue Date among the Issuer, the Company and the Placement Agent.

         "Placement Agent" means First Union National Bank of North Carolina, in its capacity as Placement Agent.

         "Pledge Agreement" means the Pledge Agreement of even date herewith from the Company to the Bank, as the same may hereafter be amended or supplemented.

         "Pledged Bonds" means Bonds registered in the name of the Company, subject to the provisions of the Pledge Agreement, pursuant to Section 303(e)(ii) hereof.

         "Predecessor Bond" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by the particular Bond. For the purposes of this definition, any Bond authenticated and delivered under Section 211 of this Indenture in lieu of a lost, stolen or destroyed Bond shall be deemed to evidence the same debt as the lost, stolen or destroyed Bond.

         "Preliminary Fixed Rate" means the interest rate determined by the Placement Agent prior to a Proposed Conversion Date, in accordance with Section 2.2(g) hereof, to be that rate which, taking into account prevailing market conditions as of the date of such determination and assuming such conditions continue to prevail until and including such Proposed Conversion Date, would result in the market value of the Bonds on such Proposed Conversion Date being 100% of the principal amount thereof; provided such rate shall not exceed the Cap Rate.

         "Prime Rate" means (a) the interest rate publicly announced from time to time by the Bank to be its prime rate for lending purposes, which may not necessarily be its best lending rate; or (b) in the event the Bank shall abolish or abandon the practice of announcing its prime rate or should the same be unascertainable, a comparable reference rate designated by the Bank.

         "Prior Bonds" means the Issuer's First Mortgage Industrial Revenue Bonds (Kinark Corporation Project) Series 1979 heretofore issued on October 17, 1979 in the original principal amount of $3,000,000 and now outstanding in the principal amount of $770,000.

         "Prior Indenture" means that Trust Indenture dated as of September 1, 1979 between the Issuer and the Prior Trustee, pursuant to which the Prior Bonds were issued.

         "Prior Trustee" means Regions Bank (formerly known as First Alabama
Bank), Montgomery, Alabama, successor by merger to Union Bank & Trust Co., in its capacity as trustee under the Prior Indenture.

         "Project" means, collectively, the Existing Facilities and the New Facilities, consisting of the Leased Realty, the Building and the Equipment (as the same may at any time exist), leased to the Company pursuant to the Lease Agreement for the manufacture of aftermarket products for consumer marine and recreational vehicle markets or for such other purposes as may be consistent with the Act and the Code and permitted by the Lease Agreement.

         "Proposed Conversion Date" means that Interest Payment Date elected by the Company in accordance with Section 202(g) hereof as the date on which the interest rate borne by the Bonds is intended to convert from the Seven-Day Rate to the Fixed Rate.

         "Purchase Price" means, with respect to any Bond tendered for purchase by Optional Tender or Mandatory Tender, 100% of the principal amount thereof plus accrued interest thereon to the Tender Date.

         "Rating Agency" means Moody's or S & P, their respective successors and assigns and any other nationally recognized securities rating agency.

         "Rebate Fund" means the fund created and described in Section 407 hereof.

         "Record Date" means (a) with respect to any Interest Payment Date during the Seven-Day Rate Period, the Business Day immediately prior to such Interest Payment Date, and (b) with respect to any Interest Payment Date during the Fixed Rate Period, the 15th day (whether or not a Business Day) next preceding such Interest Payment Date.

         "Refunding Fund" means the fund created and described in Section 408 hereof.

         "Refunding Obligations" means the revenue bonds intended to be hereafter issued by the Issuer on a non-Taxable basis in order to refund the Series 1996A Bonds.

         "Register" means the books kept and maintained by the Registrar for registration and transfer of Bonds.

         "Registrar" means the Trustee, until such time, if any, as a successor Registrar, which shall be a transfer agent registered in accordance with Section 17(A)(c) of the Securities Exchange Act of 1934, shall have become such pursuant to Section 513 of this Indenture.

         "Reimbursement Agreement" means that certain Letter of Credit and Reimbursement Agreement of even date herewith between the Bank, as issuer of the Initial Letter of Credit, and the Company and Bio-Chem, jointly and severally, as account parties, as the same may hereafter be amended or supplemented; or any comparable agreement relating to a Substitute Letter of Credit or Alternate Credit Facility.

         "Related Documentation" means the documentation required to accompany a Substitute Letter of Credit or Alternate Credit Facility in accordance with the provisions of Section 5.8 of the Lease Agreement.

         "Remarketing Agent" means, initially, First Union National Bank of North Carolina or any successor thereto appointed in accordance with this Indenture.

         "Remarketing Agreement" means the Remarketing Agreement of even date herewith between the Company and the Remarketing Agent, as the same may hereafter be amended or supplemented.

         "Remarketing Proceeds Account" means the account so named in the Bond Purchase Fund.

         "Revenues" means (a) the Basic Rent; (b) all other moneys received or to be received by the Issuer or the Trustee in respect of payment of the Basic Rent, including without limitation, moneys and investments in the Bond Fund and Bond Purchase Fund and received by the Trustee from drawings made under the Letter of Credit or an Alternate Credit Facility or as a result of the remarketing of any Bonds, but excluding any moneys and investments in the Rebate Fund; (c) any moneys and investments in the Construction Fund; and (d) all income and profit from the investment of the foregoing moneys.

         "S & P" means Standard & Poor's, New York, New York.

         "Series 1996A Bonds" means the $4,000,000 Taxable Industrial Development Revenue Bonds (KINPAK INC. Project) Series 1996A of the Issuer to be issued under the Indenture.

         "Series 1996B Bonds" means the $990,000 Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1996B of the Issuer to be issued under the Indenture.

         "Seven-Day Rate" means, with respect to each Series of the Bonds, the interest rate on such Bonds from time to time in effect during a Seven-Day Rate Period, as established pursuant to Section 202(f) hereof.

         "Seven-Day Rate Determination Date" means a date on which the Seven-Day Rate is determined, as provided in Section 202(f) hereof.

         "Seven-Day Rate Period" means, with respect to each Series of the Bonds, the period beginning on the Issue Date and ending on the day immediately prior to the earlier of the Conversion Date or the maturity date of that Series.

         "Special Record Date" means, with respect to any Bond, the date established by the Trustee in connection with the payment of overdue interest on that Bond pursuant to Section 604 hereof.

         "State" means the State of Alabama.

         "Stated Expiration Date" means the date on which the Letter of Credit is stated to expire, unless extended in accordance with its terms.

         "Substitute Letter of Credit" means an irrevocable letter of credit delivered to the Trustee in substitution for the Existing Letter of Credit, in compliance with the requirements of Section 5.8 of the Lease Agreement and accompanied by the Related Documentation.

         "Taxable" means that interest on the Bonds (including for this purpose the Refunding Obligations) is includable in the gross income of any Holder thereof for any reason other than the fact that such Holder is a "substantial user" of the Project or a "related person" as those terms are used in Section 147(a) of the Code. Interest on the Bonds shall not be deemed "Taxable" because interest is includable in any calculation of income for purposes of any alternative minimum tax, any foreign branch profits tax or any other type of taxation other than the regular federal tax imposed on gross income.

         "Telefax" means telecopy, telefax or other instantaneous transmission device; and whenever in this Indenture "confirmation by Telefax" is required, such requirement shall, unless otherwise herein provided, be deemed satisfied if such confirmation is received by not later than 11:00 a.m. on the Business Day following the day on which the communication to be confirmed was given.

         "Tender Agent" means any Person appointed as such pursuant to Section 517 hereof. Until such time, if any, as a Tender Agent shall be appointed, the Trustee shall perform all duties of the Tender Agent; provided, that the Trustee shall not be required to maintain an office in New York, New York.

         "Tender Date" means an Optional Tender Date or a Mandatory Tender Date, as the case may be.

         "Tender Office" means the location of the office of the Tender Agent where Bonds may be exchanged and transferred or tendered for purchase in accordance with the provisions hereof.

         "Trustee's Office" means the office from time to time designated by the Trustee, or its successor in trust, as its principal corporate trust office for purposes of discharging its trusts and duties under this Indenture, which office as of the Issue Date is located at 60 Commerce Street, 2nd Floor, Montgomery, Alabama.

         "Unsurrendered Bonds" means Bonds (or portions thereof in Authorized Denominations hereunder) which are deemed purchased pursuant to Section 301 or
Section 302 hereof, but which have not been presented to the Trustee or Tender Agent by the Holders thereof.

         Section 102. Interpretation. Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Indenture; and the term "hereafter" means after, and the term "heretofore" means before, the effective date of this Indenture. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         All references herein to time shall be prevailing Eastern time.

         Section 103. Captions and Headings. The captions and headings in this Indenture are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               [END OF ARTICLE I]

                                   ARTICLE II

                                    THE BONDS
                                    ---------

         Section 201. Authorized Amounts of Bonds.
                      ---------------------------

               (a) No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The aggregate principal amount of Series 1996A Bonds authorized to be issued under this Indenture is $4,000,000, and the aggregate principal amount of Series 1996B Bonds authorized to be issued under this Indenture is $990,000. Other than as provided in subsection (b) of this Section 201, this Indenture does not authorize the issuance of additional bonds or other indebtedness secured by the lien and entitled to the benefits hereof.

               (b) The Issuer has agreed and hereby reaffirms that it will hereafter issue the Refunding Obligations in order to refund the Series 1996A Bonds, such refunding to occur as soon as all of the requirements of the Code to assure the non-Taxable status of the Refunding Obligations may be satisfied. Such issuance may be accomplished by a supplement to this Indenture entered into pursuant to the provisions of
         Section 701 hereof. Upon issuance, such Refunding Obligations will have many of the same terms and provisions as the Series 1996A Bonds refunded thereby, all as shall be more fully set forth in such supplemental indenture; provided, however, that, among other things, the Refunding Obligations shall be subject to two events of mandatory redemption in addition to that specified for the Series 1996A Bonds, namely, upon a Final Determination and from excess Construction Fund moneys. The Trustee shall, at the time of issuance of the Refunding Obligations, establish separate accounts within the Rebate Fund for the Series 1996B Bonds and for the Refunding Obligations.

         Section 202. Issuance of the Bonds; Terms Thereof.
                      ------------------------------------

               (a) It is determined to be necessary to, and the Issuer shall, issue, sell and deliver the Bonds for the purposes of refunding the Prior Bonds and retiring the Interim Indebtedness and assisting in financing the costs of the Project. The Series 1996A Bonds shall be designated "Taxable Industrial Development Revenue Bonds (KINPAK INC. Project) Series 1996A" and shall mature, unless earlier redeemed, on the first Business Day of March, 2012. The Series 1996B Bonds shall be designated "Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1996B" and shall mature, unless earlier redeemed, on the first Business Day of March, 2000. The Bonds shall be issuable only in fully registered form, substantially in the forms attached as Exhibit A to this Indenture; shall be numbered consecutively upwards beginning with AR-1 and BR-1, respectively; shall be dated the Issue Date; shall bear interest from the most recent date to which interest shall have been paid or duly provided for or, if no interest shall have been paid or duly provided for, from the Issue Date; and shall be issuable in Authorized Denominations, except that the final maturity of either Series may be represented by an instrument of a denomination equal to a multiple of $5,000 that is less than $100,000. The Bonds may be issued in book-entry form in accordance with the requirements of applicable law. The Bonds shall be initially issued as DTC-Eligible Obligations, and therefore the requirements of Section 216 hereof shall be applicable.

               (b) The Bonds shall bear interest at the Seven-Day Rate throughout the Seven-Day Rate Period and, if the Conversion Date shall occur, at the Fixed Rate throughout the Fixed Rate Period. It is understood, however, that the Seven-Day Rate (and, if applicable, the Fixed Rate) borne by the two Series of the Bonds will not be the same at least until such time (if any) as the Refunding Obligations shall have been issued, and even thereafter need not be the same; and therefore that the Remarketing Agent shall make separate rate determinations for the two Series of the Bonds at least until such time (if any) as the Refunding Obligations shall have been issued.

               (c) Interest at the Seven-Day Rate shall be computed on the basis of a 365- or 366-day year, as the case may be, for the number of days actually elapsed. Interest at the Fixed Rate shall be computed on the basis of a 360-day year for the number of days actually elapsed.

               (d) Interest shall be payable on overdue principal of the Bonds and (to the extent legally enforceable) on any overdue installment of interest on the Bonds at the Interest Rate for Advances.

               (e) Interest shall be payable in arrears on each Interest Payment Date.

               (f) The Seven-Day Rate shall be determined on the Issue Date and on each Wednesday (or if Wednesday is not a Business Day, on the next succeeding Business Day) of each succeeding week during the Seven-Day Rate Period (each such date, a "Seven-Day Rate Determination Date"). The Seven-Day Rate so determined on each Seven-Day Rate Determination Date shall be effective from the day of each week during any Seven-Day Rate Period following the Seven-Day Rate Determination Date for such week until and including the day immediately prior to the earlier of the Conversion Date or the following Thursday; provided, however, that if the Seven-Day Rate is not so determined on any Seven-Day Rate Determination Date, the Seven-Day Rate as determined on the next preceding Seven-Day Rate Determination Date shall remain in effect until and including the day immediately prior to the earlier of the Conversion Date or the following Thursday. The Seven-Day Rate shall be determined by the Remarketing Agent and shall equal the lesser of (i) the Cap Rate or (ii) the interest rate determined by the Remarketing Agent to be the interest rate that would result in the market value of the Bonds on such Seven-Day Rate Determination Date being 100% of the principal amount thereof, taking into account prevailing market conditions. On each Seven-Day Rate Determination Date the Remarketing Agent shall give notice of the Seven-Day Rate so determined by telephone, with confirmation by Telefax or other form of written notice selected by the Remarketing Agent, to the Trustee and the Company. The Trustee shall confirm the Seven-Day Rate on the Bonds from time to time in effect by telephone (confirmed in writing, if requested). The determination of the Seven-Day Rate by the Remarketing Agent (if not greater than the Cap Rate) shall be conclusive and binding on the Issuer, the Company, the Trustee, the Bank and the Holders from time to time of the Bonds.

               (g) At any time that the Bonds bear interest at the Seven-Day Rate, the Company may elect that the Bonds shall bear interest at the

         Fixed Rate, which rate shall be equal to the lesser of (i) the Cap Rate or (ii) the interest rate established in the manner described in this subsection. The Company shall give the Trustee, the Placement Agent and the Bank written notice of the exercise of its option to convert the interest rate borne by the Bonds to the Fixed Rate, to be received by each of them not fewer than 30 nor more than 60 days prior to the Proposed Conversion Date. Such notice shall, if the Company intends that the Bonds be secured by a Letter of Credit following the Proposed Conversion Date, be accompanied by the documentation required pursuant to Section 5.8(b)(3) of the Lease Agreement. At least 25 days prior to the Proposed Conversion Date, the Placement Agent shall determine the Preliminary Fixed Rate, and on such date shall give telephonic notice thereof, with confirmation by Telefax, to the Trustee, the Company and the Bank. From and after the Proposed Conversion Date, the Fixed Rate shall be (x) that rate, at least equal to the Preliminary Fixed Rate, at which some or all of the Bonds shall have been remarketed at par, or
         (y) if no Bonds shall have been so remarketed or all Holders shall have timely delivered a Non-Tender Notice, the Preliminary Fixed Rate. Notwithstanding the foregoing, such Fixed Rate shall not become effective unless (i) there shall have been supplied to the Trustee, the Company and the Placement Agent at or prior to 10:00 a.m. on the Proposed Conversion Date a Non-Taxability Opinion further stating that such conversion to the Fixed Rate is lawful under applicable law and permitted by this Indenture, and (ii) if a Substitute Letter of Credit is required to be provided, there shall have been delivered to the Trustee such Substitute Letter of Credit and the Related Documentation at or prior to 10:00 a.m. on the Proposed Conversion Date. If all conditions to the effectiveness of the Fixed Rate shall not have been met, the Bonds of each Series shall continue to bear interest at the Seven-Day Rate from such Proposed Conversion Date until and including the earlier of the date immediately prior to the Conversion Date or the maturity date of such Series. The determination of the Fixed Rate shall be conclusive and binding on the Issuer, the Company, the Trustee, the Bank and the Holders from time to time of the Bonds. The Trustee shall stamp a legend on the face of each Bond authenticated on or after the Conversion Date reading substantially as follows:

                      "This Bond bears interest at the Fixed Rate, as defined in this Bond, which is _______% per annum, from and after ______________, ____."

                               and, if applicable,

                      "From and after such date, no Letter of Credit is in effect."

               (h) Upon the execution and delivery of this Indenture, and satisfaction of the conditions established by the Issuer for delivery of the Bonds, including delivery to the Trustee of the Initial Letter of Credit pursuant to Section 5.8(a) of the Lease Agreement, the Issuer shall execute the Bonds and deliver them to the Trustee or other Authenticating Agent for authentication and delivery to, or on the order of, the Placement Agent. Prior to the delivery of the Bonds, there shall have been received by the Trustee a duly executed request and authorization to the Trustee from the Issuer to authenticate and deliver the Bonds to, or on the order of, the Placement Agent upon payment to the Trustee of the amount specified therein. That portion of such amount allocable to the Series 1996A Bonds shall be deposited in the Construction Fund and the portion allocable to the Series 1996B Bonds shall be deposited in the Refunding Fund, all as hereinafter described and as shall be more fully provided in said request and authorization of the Issuer.

               (i) Pending preparation of definitive Bonds, the Issuer may issue and, upon its request, the Trustee or any Authenticating Agent shall authenticate, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds of each Series substantially in the respective forms set forth in Exhibit A hereto. Upon request of the Issuer, the Trustee or any Authenticating Agent shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of such temporary Bonds without charge. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

         Section 203. Execution of Bonds. The Bonds shall be executed on behalf of the Issuer by its Chairman or Vice-Chairman under its corporate seal impressed or otherwise reproduced thereon and attested by its Secretary. The signature of any of these officers of the Issuer on the Bonds may be manual or, to the extent permitted by law, facsimile. In case any officer of the Issuer whose signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery.

         Section 204. Authentication of Bonds. Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth as part of Exhibit A hereto, duly executed by the Trustee or by any Authenticating Agent, shall be entitled to any right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee or by any Authenticating Agent, and such executed certificate upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an officer of the Trustee or any Authenticating Agent, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds issued under this Indenture.

         Section 205. Payment and Ownership of Bonds. Debt Service on the Bonds shall be payable in lawful money of the United States of America without deduction for the services of the Trustee or any Paying Agent. Subject to the provisions of Section 214 of this Indenture, (a) the principal of and any premium on any Bond shall be payable when due to a Holder upon presentation and surrender of such Bond at the Trustee's Office or at the office, designated by the Trustee, of any other Paying Agent, and (b) interest on any Bond shall be paid on each Interest Payment Date by check or draft which the Trustee shall cause to be sent on that date to the Person in whose name the Bond (or one or more Predecessor Bonds) is registered, at the close of business on the Record Date applicable to that Interest Payment Date, on the Register at the address appearing therein. If and to the extent, however, that the Issuer shall fail to make payment or provision for payment of interest on any Bond on any Interest Payment Date, whenever moneys become available for payment of that overdue interest and any subsequently accruing interest, (i) the Trustee shall, pursuant to Section 604 hereof, establish a Special Record Date for the payment of that interest which shall be not more than 15 nor fewer than ten days prior to the date of the proposed payment, and (ii) the Trustee shall cause notice of the proposed payment and of the Special Record Date to be mailed by first class mail, postage prepaid, to each Holder at its address as it appears on the Register not fewer than ten days prior to the Special Record Date and, thereafter, the interest shall be payable to the Persons who are the Holders of the Bonds (or their respective Predecessor Bonds) at the close of business on the Special Record Date.

         The Holder of any Bond shall be deemed and regarded as the absolute owner thereof for all purposes of this Indenture; payment of or on account of the Debt Service on any Bond shall be made only to or upon the order of that Holder or its duly authorized attorney in the manner permitted by this Indenture; and neither the Issuer, the Trustee, the Registrar nor any Paying Agent or Authenticating Agent shall, to the extent permitted by law, be affected by notice to the contrary. All of those payments shall be valid and effective to satisfy and discharge the liability upon that Bond, including without limitation, the interest thereon, to the extent of the amount or amounts so paid.

         Section 206. Redemption.
                      ----------

               (a) The Bonds of each Series shall be redeemable in accordance with the respective redemption provisions contained in the Forms of Bond attached as Exhibit A hereto and incorporated by reference herein.

               (b) If Bonds are redeemed prior to maturity and a Letter of Credit is then in effect, the Trustee shall take such action as may be necessary to reduce the coverage of the Letter of Credit to an amount equal to the sum of:

                      (1) the principal of all Bonds Outstanding following the
               redemption; plus

                      (2) accrued interest thereon for a period of 120 days (A)
               at the Cap Rate, if the Bonds then bear interest at the Seven-Day Rate, or (B) at the Fixed Rate, if the Bonds then bear interest at the Fixed Rate.

               (c) So long as a Letter of Credit is in effect, the Company acknowledges that if any redemption of Bonds is to be effected (i) from its own funds (as would be the case whenever a redemption premium is payable), such funds must constitute Available Moneys; or (ii) from a draw under the Letter of Credit, the Company must procure and furnish to the Trustee, by not later than the time of the election pursuant to
         Section 210 hereof, the written consent of the Bank to such redemption.

         Section 207. Notice of Redemption. The notice of the call for redemption of Bonds shall identify (a) by Series, designation, letters, numbers or other distinguishing marks, the Bonds or portions thereof to be redeemed, (b) the redemption price to be paid, (c) the date fixed for redemption and (d) the place or places where the amounts due upon redemption are payable. The notice shall be given or caused to be given by the Trustee on behalf of the Issuer by mailing a copy of the redemption notice by first class mail, postage prepaid, not more than 60 nor fewer than 20 days prior to the date fixed for redemption to the Holder of each Bond subject to redemption in whole or in part at the Holder's address shown on the Register on the 15th day preceding that mailing; provided, that failure to receive notice by mailing, or any defect in that notice, as to any Bond shall not affect the validity of the proceedings for the redemption of any Bond for which notice is properly given.

         Section 208. Payment of Redeemed Bonds. Notice having been mailed in the manner provided in the preceding Section, the Bonds and portions thereof called for redemption shall become due and payable on the redemption date, and upon presentation and surrender thereof at the place or places specified in that notice, shall be paid at the redemption price, plus interest accrued to the redemption date; provided that, so long as the Letter of Credit or an Alternate Credit Facility is in effect, payment of the Bonds upon optional redemption thereof shall be made from moneys only to the extent such moneys constitute Available Moneys.

         If moneys for the redemption of all of the Bonds and portions thereof to be redeemed, together with interest accrued thereon to the redemption date, are held by the Trustee or any Paying Agent on the redemption date, so as to be available therefor on that date, then from and after the redemption date the Bonds and portions thereof called for redemption shall cease to bear interest and no longer shall be considered to be Outstanding hereunder. If those moneys shall not be so available on the redemption date, those Bonds and portions thereof shall continue to bear interest, until they are paid, at the same rate as they would have borne had they not been called for redemption.

         All moneys deposited in the Bond Fund or held by the Trustee or a Paying Agent for the redemption of particular Bonds shall be held in trust for the account of the Holders thereof and shall be paid to them, respectively, upon presentation and surrender of those Bonds.

         Section 209. Partial Redemption. If fewer than all of the Bonds of either Series are to be redeemed, the selection of Bonds to be redeemed, or portions thereof in multiples of $100,000 and any integral multiple of $5,000 in excess thereof, shall be made by lot by the Trustee in any manner which the Trustee may determine. In the case of a partial redemption of Bonds of either Series by lot when Bonds of that Series in denominations greater than $100,000 are then Outstanding, the Trustee shall treat any Bond of a denomination greater than $100,000 as representing that number of separate Bonds, each of the minimum denomination of $100,000 or any integral multiple of $5,000 in excess thereof, as the Trustee may determine; and if less than the full number of such separate Bonds are to be called for redemption, then upon surrender the Holder thereof shall receive a new Bond or Bonds of any Authorized Denomination in an aggregate principal amount equal to the unmatured and unredeemed portion of, and bearing interest at the same rate as, the Bond surrendered.

         Notwithstanding anything to the contrary contained in this Indenture, whenever the Bonds are to be redeemed in part, Bonds which are Pledged Bonds at the time of selection of Bonds for redemption shall be selected for redemption prior to the selection of any other Bonds. If the aggregate principal amount of Bonds to be redeemed exceeds the aggregate principal amount of Pledged Bonds at the time of selection, the Trustee may select for redemption Bonds in an aggregate principal amount equal to such excess by lot in any manner which the Trustee may determine.

         Section 210. Election to Redeem. Except in the case of redemption pursuant to any mandatory redemption provisions (in connection with which no election need be made), Bonds shall be redeemed only by written election effected by notice from the Company (on behalf of the Issuer) to the Trustee. That notice shall specify the redemption date and the principal amount of Bonds to be redeemed, and shall be given at least 45 days prior to the redemption date or such shorter period as shall be acceptable to the Trustee. In the event that notice of redemption shall have been given by the Trustee to the Holders as provided in Section 207 hereof, there shall be deposited with the Trustee on or prior to the redemption date, funds which, in addition to any other moneys available therefor and held by the Trustee, will be sufficient to redeem at the redemption price thereof, plus interest accrued to the redemption date, all of the redeemable Bonds for which notice of redemption has been given.

         Section 211. Mutilated, Lost, Stolen or Destroyed Bonds. In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer shall execute and the Registrar shall authenticate a new Bond of like Series, date, number and denomination to that mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated bond, such mutilated Bond shall first be surrendered to the Registrar and, in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Issuer, the Company, the Registrar and the Trustee evidence of such loss, theft or destruction satisfactory to them together with indemnity satisfactory to them. In the event any such Bond shall have matured, instead of issuing a new Bond the Company may direct the Trustee to pay the same without surrender. The Issuer, the Registrar and the Trustee may charge the Holder of a mutilated, lost, wrongfully taken or destroyed Bond their reasonable fees and expenses in connection with their actions pursuant to this Section.

         Section 212. Transfer and Exchange of Bonds. So long as any of the Bonds remain outstanding, the Issuer will cause books for the registration and transfer of Bonds, as provided in this Indenture, to be maintained and kept at the designated office of the Registrar.

         Any Bond shall be transferable, subject to any restrictions on transferability therein contained, only upon the books of the Registrar by the Holder thereof in person or by his duly authorized attorney, upon surrender thereof to the Registrar with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or his duly authorized attorney. Upon the registration of transfer, the Issuer shall issue in the name of the transferee one or more new Bonds of the same Series and aggregate principal amount as the surrendered Bond.

         Bonds may be exchanged, at the option of their Holder, for Bonds of any Authorized Denomination in an aggregate principal amount equal to the unmatured and unredeemed principal amount of, and bearing interest at the same rate as, the Bonds being exchanged. The exchange shall be made upon presentation and surrender of the Bonds being exchanged at the designated office of the Registrar or at the designated office of any Authenticating Agent, together with an assignment duly executed by the Holder or its duly authorized attorney in any form which shall be satisfactory to the Registrar or the Authenticating Agent, as the case may be.

         In all cases in which the privilege of exchanging or transferring Bonds is exercised, the Issuer shall execute and the Registrar or other Authenticating Agent shall authenticate and deliver new Bonds in accordance with the provisions hereof. The new Bonds shall be issued upon the surrender of the old Bonds, in such manner that no gain or loss of interest results from said transfer or exchange.

         No charge shall be made to any Holder for the privilege of transfer or exchange hereinabove granted, but any Holder requesting any such transfer or exchange shall pay any tax or other governmental charge required to be paid with respect thereto. Neither the Issuer, the Registrar nor any Authenticating Agent, as the case may be, shall be required to make any exchange or transfer of a Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing or to transfer or exchange any Bonds selected for redemption, in whole or in part.

         Section 213. Safekeeping and Cancellation of Bonds. Any Bond surrendered pursuant to this Article for the purpose of payment or retirement, or for exchange, replacement or transfer, shall be cancelled upon presentation and surrender thereof to the Registrar, the Trustee or any Paying Agent or Authenticating Agent. Any Bond cancelled by the Trustee or any Paying Agent or Authenticating Agent shall be transmitted promptly to the Registrar by the Trustee, Paying Agent or Authenticating Agent.

         The Issuer, or the Company on behalf of the Issuer, may deliver at any time to the Registrar for cancellation any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever. All Bonds so delivered shall be promptly cancelled and destroyed by shredding or incineration by the Registrar. Certification of such surrender, cancellation and destruction (describing the manner thereof) shall be made to the Issuer, the Company and the Trustee by the Registrar once each calendar year.

         Section 214. Special Agreement with Holders. Notwithstanding any provision of this Indenture or of any Bond to the contrary, upon written request of any Holder of at least $500,000 in aggregate principal amount of the Bonds given at least ten days prior to the first applicable Record Date, the Trustee (or other Paying Agent) shall enter into an agreement with that Holder providing for making all payments to that Holder of Debt Service on that Bond or any part thereof at a place and in a manner, including without limitation by wire transfer, other than as provided in this Indenture and in the Bond, upon any conditions which shall be satisfactory to the Trustee (or other Paying Agent) and the Company; provided, that payment in any event shall be made to the Person in whose name a Bond shall be registered on the Register, with respect to payment of principal and premium, on the date such principal and premium is due, and, with respect to the payment of interest, as of the applicable Record Date or Special Record Date, as the case may be.

         The Trustee (or other Paying Agent) will upon request furnish a copy of each of those agreements, certified to be a true copy by an officer of the Trustee (or other Paying Agent), to the Registrar, the Tender Agent and the Company. Any payment of Debt Service pursuant to such an agreement shall constitute payment thereof pursuant to, and for all purposes of, this Indenture.

         Section 215. Actions Regarding Letter of Credit.
                      ----------------------------------

               (a) The Trustee is hereby authorized to accept the Initial Letter of Credit and any Substitute Letter of Credit delivered to it pursuant to Section 5.8 of the Lease Agreement.

               (b) The Trustee shall, at least 30 days prior to any proposed Letter of Credit Substitution Date, furnish to the Holders a copy of the Company's written notice, given pursuant to Section 5.8(b)(1) of the Lease Agreement, of its intention to furnish a Substitute Letter of Credit.

               (b) If a Substitute Letter of Credit shall have been delivered to the Trustee pursuant to Section 5.8 of the Lease Agreement and become effective, the Existing Letter of Credit shall be returned to the issuer thereof as provided in said Section of the Lease Agreement.

         Section 216. DTC Eligibility Requirements. To induce DTC to accept the Bonds as eligible for deposit at DTC, and to assure compliance with the rules of DTC with respect to the Bonds, the Issuer and the Trustee agree, with respect to any Bonds that are to be deposited with DTC, to comply with the terms of a letter of representations heretofore executed by the Issuer in connection with DTC-eligible debt offerings generally, the terms and provisions of which are incorporated herein by this reference. In the event of any conflict between any term or provision of said letter of representations and any other term or provision of this Indenture, the terms and provisions of said letter of representations shall be controlling during any period that the Bonds are deposited with DTC.

                               [END OF ARTICLE II]

                                   ARTICLE III

                                TENDER PROVISIONS
                                -----------------

         Section 301. Optional Tenders.
                      ----------------

               (a) The Holder of any Bond (other than a Pledged Bond or Company
         Bond) shall have the right to tender such Bond to the Tender Agent, for purchase at the Purchase Price, in whole or in part (and if in part, in any Authorized Denomination) on any Business Day (the "Optional Tender Date") during the Seven-Day Rate Period, but not during the Fixed Rate Period. In order to exercise such option with respect to any Bond, the Holder thereof must give to the Trustee at the Trustee's Office, with a copy to the Tender Agent at the Tender Office, at least seven days prior to the proposed Optional Tender Date, notice (i) by telephone, confirmed by Notice of Tender not more than two Business Days after such telephonic notice, or (ii) by Notice of Tender. If the telephonic notice or the Notice of Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the Business Day following the designated Optional Tender Date. Upon the delivery of Notice of Tender, such election to tender shall be irrevocable and binding upon such Holder. If a Notice of Tender shall have been duly given with respect to any Bond, the Holder of such Bond shall deliver such Bond to the Tender Agent at the Tender Office not fewer than five days prior to the Optional Tender Date, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form provided on such Bond or in such other form as shall be acceptable to the Tender Agent); provided, however, that any such Holder which is an investment company registered under the Investment Company Act of 1940 may deliver its Bonds to the Tender Agent at the Tender Office at or before 10:00 a.m. on the Optional Tender Date. The Trustee shall, in its sole discretion, determine whether, with respect to any Bond, the Holder thereof shall have properly exercised the option to have its Bond purchased.

               (b) As to any such notice of tender for purchase which the Trustee deems duly given pursuant to this Section, the Trustee shall immediately give telegraphic or telephonic notice, with prompt confirmation by Telefax, to the Tender Agent, the Remarketing Agent, the Bank and the Company of the principal amount of affected Bonds and the proposed Optional Tender Date therefor. On each Optional Tender Date the Trustee shall cause the Tender Agent to purchase, at the Purchase Price, all Bonds as to which Notices of Tender for purchase shall have been received. Funds for payment of the Purchase Price of such Bonds shall be drawn by the Trustee from the Bond Purchase Fund as provided in Section 406 of this Indenture.

               (c) Any Bond for which a Notice of Tender shall have been given but which shall not be so delivered to the Tender Agent (an "Unsurrendered Bond"), shall nevertheless be deemed to have been tendered by the Holder thereof on the Optional Tender Date. If there shall have been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the Purchase Price of all Bonds tendered or deemed tendered for purchase on an Optional Tender Date, any

         Unsurrendered Bonds shall cease to accrue interest on such Optional Tender Date and the Holders thereof shall thereafter be entitled only to payment of the Purchase Price therefor and not to the benefits of this Indenture. The Tender Agent shall notify the Trustee and Registrar of any Unsurrendered Bonds, shall authenticate a new Bond or Bonds in the same aggregate principal amount as the Unsurrendered Bonds, and shall hold or dispose of such new Bond or Bonds in accordance with the provisions of subsections (e) and (f) of Section 303 hereof. The Trustee shall notify the Remarketing Agent of such Unsurrendered Bonds and shall place a stop transfer against such Unsurrendered Bonds until they are properly delivered to the Tender Agent. Payment of the Purchase Price of any such Unsurrendered Bonds shall be made only upon the presentment and surrender of such Bonds to the Tender Agent, whereupon the Registrar shall make any necessary adjustment to the Register.

               (d) Notwithstanding anything to the contrary contained herein, no tender hereunder shall be deemed a redemption of the affected Bonds; and the right of Holders to tender Bonds pursuant to this Section 301 shall cease immediately and without further notice from and including the date Bonds are declared accelerated, subject, however, to reinstatement upon rescission and annulment of such declaration, all pursuant to Section 602 hereof.

         Section 302. Mandatory Tenders.
                      -----------------

               (a) Subject to the provisions of subsection (c) of this Section, the Holder of each Bond shall be required to tender such Bond to the Tender Agent for purchase on (i) each Proposed Conversion Date, and
         (ii) the first day of the calendar month in which the Stated Expiration Date of the Letter of Credit occurs; or, if any of such dates is not a Business Day, the next succeeding Business Day (each such date, a "Mandatory Tender Date"), all as more fully provided in this Section.

               (b) Notice of a Mandatory Tender shall be given by the Trustee by first-class mail, postage prepaid, to the Holders of all Bonds at their addresses appearing on the Register not fewer than 20 days prior to a Mandatory Tender Date. Such notice of Mandatory Tender shall:

                      (i)   specify the Mandatory Tender Date;

                      (ii) state the reason for the Mandatory Tender (that is, the applicable event listed in subsection (a) of this Section);

                      (iii) if such Mandatory Tender Date is the first day of
               the calendar month in which the Stated Expiration Date of the Letter of Credit occurs, state that the Trustee will no longer be permitted to make drawings under the Existing Letter of Credit after the Stated Expiration Date, which date shall be specified;

                      (iv) if such Mandatory Tender Date is a Proposed
               Conversion Date, state (A) that after the tenth day preceding the Proposed Conversion Date, Holders will not be entitled to tender Bonds for purchase pursuant to Section 301 hereof, (B) the Preliminary Fixed Rate, and (C) that depending on market conditions, the Fixed Rate may be higher but in no event lower than the Preliminary Fixed Rate;

                      (v) state whether or not a Letter of Credit or Alternate
               Credit Facility will be or is expected to be in effect following the Stated Expiration Date or Proposed Conversion Date, as the case may be; if not, that the rating or ratings on the Bonds may be reduced or withdrawn; but if so, the name of the Bank issuing the same, the rating or ratings, if any, assigned or expected to be assigned to the Bonds by reason of such Letter of Credit or Alternate Credit Facility, and whether such rating or ratings, if any, are equivalent to or lower than the rating or ratings, if any, on the Bonds in effect prior to the Mandatory Tender Date;

                      (vi) state that the Holder may elect not to tender or sell its Bond or Bonds on such Mandatory Tender Date by delivering to the Trustee a Non-Tender Notice, together with the written statement referred to below, not less than five days prior to such Mandatory Tender Date; and

                      (vii) state that all Bonds as to which no such Non-Tender
               Notice is properly received must be tendered by the Holder thereof to the Tender Agent at the Tender Office at or before 10:00 a.m. on such Mandatory Tender Date, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form provided in the Bonds or such other form as shall be acceptable to the Tender Agent), and shall be purchased on the Mandatory Tender Date at the Purchase Price. Any Bond (other than a Bond for which a Non-Tender Notice shall have been given) that is not so delivered to the Tender Agent (an "Unsurrendered Bond") shall be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

               (c) In the case of any Mandatory Tender, the Holder of any Bond may, by delivery of a written notice (a "Non-Tender Notice") to the Trustee, with a copy to the Tender Agent, not fewer than five days prior to such Mandatory Tender Date, elect not to tender or sell such Bond on such Mandatory Tender Date, which Non-Tender Notice shall be irrevocable. Any such Non-Tender Notice must be accompanied by a written statement from the Holder of such Bond identifying the Series, number and principal amount of such Bond, and acknowledging that such Holder is aware, if such Mandatory Tender Date is a Proposed Conversion Date, that the Bonds will bear interest from such date at the Fixed Rate, that he or she is aware that effective immediately after the Mandatory Tender Date the Trustee may or may not draw on the Letter of Credit, as the case may be, and that if the Trustee does not so draw, the rating or ratings on the Bonds may be reduced or withdrawn. The Trustee shall immediately give telegraphic or telephonic notice of receipt of any such Non-Tender Notice, and promptly Telefax a copy of any such Non-Tender Notice received by it, to the Tender Agent, the Company, the Bank and the Remarketing Agent.

               (d) All Bonds (other than any Bond with respect to which a Non-Tender Notice shall have been properly delivered to the Trustee, with a copy to the Tender Agent) shall be tendered by the Holders thereof for purchase at or before 10:00 a.m. on the Mandatory Tender Date, by delivering such Bonds to the Tender Agent at the Tender Office, together with an instrument of assignment or transfer duly executed in blank (which instrument of assignment or transfer shall be in the form provided in the Bonds or such other form as shall be acceptable to the Tender Agent). On the Mandatory Tender Date, the Trustee shall cause the Tender Agent to purchase all Bonds (other than any Bond as to which a Non-Tender Notice shall have been properly delivered to the Trustee) at the Purchase Price. Funds for payment of the Purchase Price of such Bonds shall be drawn by the Trustee from the Bond Purchase Fund as provided in Section 406 of this Indenture.

               (e) All Bonds so to be purchased that are not timely delivered to the Tender Agent on the Mandatory Tender Date (the "Unsurrendered Bonds") shall nevertheless be deemed to have been tendered for purchase by the Holders thereof on the Mandatory Tender Date. If there shall have been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the Purchase Price of all Bonds tendered or deemed tendered for purchase on the Mandatory Tender Date (except Bonds as to which a Non-Tender Notice shall have been received), any Unsurrendered Bonds shall cease to accrue interest on such Mandatory Tender Date and the Holders thereof shall thereafter be entitled only to payment of the Purchase Price therefor and not to the benefits of this Indenture. The Tender Agent shall notify the Trustee and Registrar of any Unsurrendered Bonds, shall authenticate a new Bond or Bonds in the same aggregate principal amount as the Unsurrendered Bonds, and shall hold or dispose of such new Bond or Bonds in accordance with the provisions of subsections (e) and (f) of Section 303 hereof. The Trustee shall notify the Remarketing Agent of such Unsurrendered Bonds and shall place a stop transfer against such Unsurrendered Bonds until they are properly delivered to the Tender Agent. Payment of the Purchase Price of any such Unsurrendered Bonds shall be made only upon the presentment and surrender of such Bonds to the Tender Agent, whereupon the Registrar shall make any necessary adjustment to the Register.

         Section 303. Procedures for Purchase and Remarketing.
                      ---------------------------------------

               (a) Unless directed by the Company not to do so, the Remarketing Agent will use its best efforts to remarket all Bonds tendered or deemed to be tendered for purchase pursuant to Sections 301 and 302 hereof, and, when directed in writing by the Company, to remarket all Bonds held by the Tender Agent pursuant to this Section; provided no such remarketing shall be made to the Company, the Issuer or any

         Affiliate of either; provided further no such remarketing shall be permitted while an Event of Default exists. The Company may at any time, upon written direction to the Remarketing Agent, direct the Remarketing Agent to cease or resume the remarketing of some or all of the Bonds.

               (b) As soon as practicable, but by not later than 3:00 p.m. on the Business Day preceding any Tender Date, the Remarketing Agent shall give telegraphic or telephonic notice, confirmed on the same day by Telefax, to the Trustee, the Tender Agent, the Company and the Bank, of:

                      (i) the principal amount of Bonds, if any, remarketed by
               it pursuant to the first sentence of Section 303(a) hereof (or that no Bonds have been so remarketed, if such is the case); and

                      (ii) the names, addresses and taxpayer identification
               numbers of those who, upon payment therefor as herein specified, shall become the new registered Holders of, and the principal amount and denominations of, such Bonds, if any, as shall have been remarketed by it pursuant to this Section.

         The Remarketing Agent shall make appropriate settlement arrangements between the purchasers of such remarketed Bonds and the Trustee, and shall by appropriate instructions direct such purchasers to pay the Purchase Price of the Bonds which shall have been so remarketed to the Trustee or its order in federal or other immediately available funds at or before 10:00 a.m. on the Tender Date; provided, the Remarketing Agent shall further instruct each such purchaser that payment must in any event be so made by 10:00 a.m. on the Tender Date, or else that purchaser will not be entitled to receive the Bonds purchased by it until the next Business Day and that purchaser will be required to pay additional accrued interest on the Bonds from the Tender Date to the next Business Day; provided, further, if Bonds are remarketed after a Tender Date, such purchasers shall be instructed to pay, in addition to the Purchase Price, accrued interest on the Bonds from the Tender Date to the date such purchasers do make payment to the Trustee by 12:00 noon. The Remarketing Agent shall further instruct purchasers of remarketed Bonds to which subsection (g) hereof applies, to deliver acknowledgment to the Trustee that they have received notice of redemption or Mandatory Tender, as the case may be. The Trustee shall deposit the proceeds of any such remarketing in the Remarketing Proceeds Account of the Bond Purchase Fund and shall hold such moneys therein in trust for the benefit of the Person who or which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been registered or delivered to or for the account of such Person.

               (c) At or before 3:00 p.m. on each Tender Date, the Trustee shall cause the Tender Agent to pay the Purchase Price to each Holder of a Bond (or portion thereof) tendered for purchase in federal or other immediately available funds. The Tender Agent shall pay such Purchase Price from moneys on deposit in the Bond Purchase Fund; provided, that the Tender Agent shall not pay the Purchase Price of any Unsurrendered Bond, unless and until the Holder of such Unsurrendered Bond presents such Unsurrendered Bond, together with an instrument of assignment or transfer duly executed in blank, to the Tender Agent. All Bonds so purchased by the Tender Agent shall be delivered by the Tender Agent in accordance with this Section.

               (d) The Tender Agent shall hold all Bonds delivered to it pursuant to Sections 301 and 302 hereof in trust solely for the benefit of the respective Holders who shall have so delivered such Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of such Holder.

               (e) Bonds purchased on a Tender Date with moneys drawn under the Letter of Credit shall be held or disposed of by the Tender Agent as follows:

                      (i) If the Letter of Credit provides by its terms that the amount available for drawing thereunder to pay Purchase Price reinstates upon the Bank's receipt from the Trustee or its representative of notice of reimbursement (whether from proceeds of remarketing of Bonds or payments by the Company) and the moneys constituting such reimbursement, then the Trustee shall, by not later than 3:00 p.m. on any Tender Date, to the extent the Trustee shall have received remarketing proceeds or payments of Basic Rent in respect of Purchase Price by such time, forward such notice of reimbursement and the aggregate amount of such reimbursement to the Bank in accordance with the terms of the Letter of Credit. The Trustee shall immediately furnish to the Tender Agent a copy of such notice to the Bank, whereupon the Tender Agent shall register that amount of such Bonds equal to the amount so reimbursed as follows: (A) to the extent such Bonds shall have been remarketed by the Remarketing Agent, as directed by the Remarketing Agent pursuant to subsection (b) of this Section; and/or (B) to the extent such Bonds shall not have been remarketed, in the name of the Company. The Bank shall give telephonic notice to the Trustee and the Tender Agent, confirmed on the same day by Telefax (a "Reimbursement Notice"), that it has received from the Trustee or its representative the notice of reimbursement and the amount of the reimbursement; such notice shall further state the amount, if any, reimbursed directly to the Bank by or on behalf of the Company, and that the Letter of Credit has been reinstated by such amount, whereupon the Tender Agent shall register in the name of the Company an amount of Bonds equal to such amount reimbursed directly to the Bank.

                      (ii) If the Trustee shall not have received moneys
               (whether from remarketing proceeds or payments from the Company) sufficient to make reimbursement to the Bank in full, and if the Trustee and Tender Agent shall not have received a Reimbursement Notice from the Bank as to any reimbursement made directly to the Bank by or on behalf of the Company, then the Tender Agent shall register in the name of the Company, subject, however, to the provisions of the Pledge Agreement, that amount of such Bonds equal to the amount not reimbursed ("Pledged Bonds"); such Bonds shall remain so registered until such time, if any, as the Trustee shall receive from the Bank a Reimbursement Notice, whereupon the Tender Agent shall, if appropriate, re-register Pledged Bonds pursuant to clause (i) of this subsection. Moreover, if the Letter of Credit does not provide by its terms that the amount available for drawing thereunder to pay Purchase Price reinstates upon the Bank's receipt from the Trustee or its representative of notice of reimbursement and the moneys constituting such reimbursement, the Tender Agent shall register in the name of the Company, subject, however, to the provisions of the Pledge Agreement, all tendered Bonds until the Trustee and Tender Agent shall have received evidence from the Bank of the reinstatement of the Letter of Credit in the amount of the tendered Bonds, whereupon the Tender Agent shall, if appropriate, re-register Pledged Bonds pursuant to clause (i) of this subsection.

                      (iii) Bonds registered as directed by the Remarketing
               Agent shall be delivered by the Tender Agent to, or upon the direction of, the Remarketing Agent. Company Bonds shall be held by the Tender Agent for the account of the Company or, upon written request of the Company, shall be delivered to the Company.

               (f) Bonds purchased with moneys from any source other than moneys drawn under the Letter of Credit shall be registered as follows: (i) to the extent such Bonds shall have been remarketed by the Remarketing Agent, as directed by the Remarketing Agent pursuant to subsection (b) of this Section, and/or (ii) to the extent such Bonds shall not have been remarketed, in the name of the Company. Bonds registered as directed by the Remarketing Agent shall be delivered by the Tender Agent to, or upon the direction of, the Remarketing Agent. Company Bonds shall be held by the Tender Agent for the account of the Company or, upon written request of the Company, shall be delivered to the Company.

               (g) Any Bond remarketed by the Remarketing Agent that shall theretofore have been called for redemption shall be redelivered with a copy of the redemption notice, and any such Bond as to which notice of Mandatory Tender shall theretofore have been given pursuant to Section 302 hereof shall be redelivered with a copy of the notice of Mandatory Tender.

               (h) Bonds purchased pursuant to the Optional Tender or Mandatory Tender provisions of this Indenture shall not, by virtue of such purchase, be deemed paid or cancelled, but shall remain Outstanding until fully paid within the meaning of Article VIII hereof. Notwithstanding any other provision herein which may be interpreted to the contrary, any purchase of Bonds pursuant to a remarketing by the Remarketing Agent shall not be viewed as a sale of the Bonds from the Holder directly to a new purchaser, but rather as a sale to the Remarketing Agent and a resale by the Remarketing Agent to the new purchaser. Proceeds of a remarketing are intended to be a source of payment, together with amounts available under the Letter of Credit and other funds as specified herein, for Bonds following tender and delivery in accordance with this Article; and the occurrence of a successful remarketing is not a precondition to a Holder's right to receive payment for its Bonds following tender and delivery in accordance with this Article.


                              [END OF ARTICLE III]

                                   ARTICLE IV

                       PROVISIONS AS TO FUNDS AND PAYMENTS
                       -----------------------------------

         Section 401. Bond Fund.
                      ---------

               (a) There is hereby created and established with the Trustee a trust fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. Bond Fund" (the "Bond Fund"). Amounts in the Bond Fund shall be used solely to pay Debt Service on the Bonds as the same shall become due and payable or to reimburse the Bank for amounts drawn under the Letter of Credit, as provided in subsection (d) of this Section.

               (b) There shall be deposited in the appropriate account in the Bond Fund, as and when received:

                      (i) All moneys drawn by the Trustee under the Letter of
               Credit for the purpose of paying the principal amount of the Bonds and the interest due thereon on any Bond Payment Date, into the Credit Facility Account;

                      (ii) All payments of Basic Rent under the Lease Agreement
               with respect to Debt Service, into the Company Account;

                      (iii) All other moneys required to be deposited in the
               Bond Fund pursuant to the Lease Agreement or this Indenture, into the Company Account; and

                      (iv) All other moneys received by the Trustee when
               accompanied by directions that such moneys are to be deposited in the Bond Fund, into the Company Account.

               (c) The Issuer hereby authorizes and directs the Trustee to withdraw sufficient moneys from the Bond Fund to pay Debt Service on the Bonds as the same shall become due and payable, whether at maturity, by call for redemption or otherwise, which authorization and direction the Trustee hereby accepts. Funds for such payments of Debt Service shall be derived from the following sources in the order of priority indicated:

                      (i) First, moneys drawn by the Trustee under the Letter of
               Credit, and

                      (ii) Second, all other moneys on deposit in the Bond Fund.

               (d) If the Letter of Credit is then in effect, prior to 12:00 noon on each Business Day preceding a Bond Payment Date the Trustee shall, without making any prior claim or demand upon the Company for payment of Basic Rent, make a draw under the Letter of Credit in an amount equal to the amount of Debt Service due on such Bond Payment Date on Bonds other than Pledged Bonds or Company Bonds. Any such moneys drawn under the Letter of Credit shall be deposited and held in the Credit Facility Account in the Bond Fund, and shall not be commingled with other moneys in the Bond Fund. If moneys from any source other than a drawing under the Letter of Credit are, on the date of such draw or any later date, on deposit in the Bond Fund, the Trustee shall nevertheless draw under the Letter of Credit to make such payment of Debt Service, and the moneys available from such other source shall, to the extent of the amount paid by the Bank against such draw but not reimbursed by the Company to the Bank, be paid to the Bank. All moneys so drawn under the Letter of Credit shall be used to pay Debt Service on Bonds other than Pledged Bonds or Company Bonds.

               (e) Debt Service on Pledged Bonds and Company Bonds shall be paid
         (i) with moneys deposited in the Bond Fund from any source other than a drawing under the Letter of Credit and (ii) to the Bank and the Company, respectively.

         Section 402. Payment of Debt Service. The Trustee shall be obligated to draw under the Letter of Credit or Alternate Credit Facility at such times and in such manner and amounts as shall be necessary to provide for the payment when due of Debt Service on Bonds other than Pledged Bonds or Company Bonds. The Trustee shall not in any event be liable for any failure on the part of the Bank to make payment under the Letter of Credit once a draw in conformity with the terms of the Letter of Credit shall have been submitted by the Trustee.

         Section 403. Non-Presentment of Bonds. In the event any Bonds shall not be presented for payment when the principal thereof becomes due, either at maturity, upon tender, redemption or otherwise, or a check or draft for interest is not cashed, if funds sufficient to pay such Bonds or such check or draft shall have been made available to the Trustee for the benefit of the Holders thereof, all liability of the Issuer to the Holders thereof for the payment of such Bonds or such check or draft shall cease, determine and be completely discharged as of the time such funds are made available to the Trustee and thereupon it shall be the duty of the Trustee to hold such funds, uninvested, in a separate account of the Bond Fund or Bond Purchase Fund, as appropriate, for the benefit of the Holders of such Bonds, who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on their part under this Indenture or on, or with respect to, such Bonds.

         Any of those moneys which shall be so held by the Trustee, and which remain unclaimed by the Holder of a Bond not presented for payment or check or draft not cashed for a period of three years after the due date thereof, shall be paid to the Company free of any trust or lien. Thereafter, the Holder of that Bond shall look only to the Company for payment and then only to the amounts so received by the Company without any interest thereon, and the Trustee shall not have any responsibility with respect to those moneys.

         Section 404. Release of Funds Upon Payment of Bonds. Except as provided in Section 403 hereof, any amounts remaining in the Bond Fund (other than amounts in the Credit Facility Account) or the Bond Purchase Fund (other than amounts in the Remarketing Proceeds or Credit Facility Proceeds Accounts) after payment in full of the Bonds, the fees, charges and expenses of the Issuer and of the Trustee, the Paying Agents and any other Fiduciaries hereunder and all other amounts required to be paid hereunder, shall be paid to the Company if there is then no Event of Default under and as defined in the Lease Agreement.

         Any amounts remaining in the Credit Facility Account, Remarketing Proceeds Account or Credit Facility Proceeds Account shall be paid to the Bank and not to the Company.

         Section 405.  Construction Fund; Disbursements.
                       --------------------------------

               (a) There is hereby created and established with the Trustee a trust fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. Construction Fund" (the "Construction Fund"). The proceeds of the sale of the Series 1996A Bonds shall be deposited in the Construction Fund.

               (b) The moneys in the Construction Fund shall be paid out by the Trustee from time to time solely for the purposes of (1) paying Issuance Costs, as defined in the Lease Agreement, but subject to the limitations in Sections 2.3(n) and 2.4(l) of the Lease Agreement; (2) reimbursing to or for the account of the Company all funds advanced to the Issuer or otherwise expended, subsequent to the date of the Inducement Agreement, for the acquisition, construction and equipping of the new facilities; and (3) paying the Project Costs.

               (c) The Trustee shall make such payments from the Construction Fund, but in each case only after receipt of a payment requisition substantially in the form prescribed and promulgated by the Issuer, duly completed and executed. Each such payment requisition (1) shall be signed by any duly authorized officer, employee or agent of the Issuer;
         (2) shall state, with respect to each payment requested thereby, the amount requested to be paid, the name and address of the person, firm or corporation to whom such payment is due and the purpose for which such payment is to be made; (3) shall be consecutively numbered; (4) shall be accompanied by bills, invoices or other appropriate documentation supporting the payments or reimbursements requested; (5) shall bear an endorsement signed by the Project Supervisor as to the matters therein specified; and (6) shall, prior to submission to the Trustee, have been submitted to and approved by the Bank in accordance with the provisions of the Reimbursement Agreement.

               (d) At the time of submission of each such payment requisition, the Company shall be deemed to make the following certifications: (1) the purpose for which such payment is to be made is one for which Construction Fund moneys are authorized under the Lease Agreement to be expended; (2) such payment is for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Code or for paying Issuance Costs (as defined in the Lease Agreement); (3) payment of any such item will not result (i) in less than 95% of the net proceeds (within the meaning of the Code) of the Series 1996A Bonds being used (A) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under said Section 144(a)(1) or (B) to provide a "manufacturing facility" within the meaning of Section 144(a)(12)(C) of the Code, or (ii) in more than 2% of the proceeds of the Series 1996A Bonds being used to pay Issuance Costs; and (4) any property for which payment is to be made has been installed or located on the Leased Realty.

               (e) The provisions of this Section to the contrary notwithstanding, if with respect to payment of any item of Project Cost from the Construction Fund the Company shall furnish the Trustee a certificate signed by the Project Supervisor stating that the Issuer had failed or refused, after reasonable request therefor made by the Company, to issue a payment requisition for payment of such item, the payment requisition therefor may be signed in the name of the Issuer by the Project Supervisor, and the Trustee shall be fully protected in making the payments directed by such payment requisition as fully and completely as if it were signed by an authorized officer, employee or other agent of the Issuer, provided that such payment requisition is accompanied by the endorsement and other documentation required by the provisions of this Section.

               (f) Any amounts remaining in the Construction Fund after the Completion Date shall be applied as directed by the Company pursuant to
         Section 4.5(c) of the Lease Agreement.

         Section 406. Bond Purchase Fund.
                      ------------------

               (a) There is hereby created and established with the Trustee a trust fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. Bond Purchase Fund" (the "Bond Purchase Fund"). The Trustee shall be the custodian for the Bond Purchase Fund, and moneys in such Fund may be disbursed by the Trustee as hereinafter provided. The moneys in the Bond Purchase Fund shall be used (i) to pay the Purchase Price of Bonds due on any Tender Date or (ii) to reimburse the Bank for amounts drawn under the Letter of Credit, as provided in subsection (d) of this Section.

               (b) There shall be deposited in the appropriate account of the Bond Purchase Fund, as and when received:

                      (i) All moneys drawn by the Trustee under the Letter of
               Credit for the purpose of paying the Purchase Price of Bonds due on any Tender Date, into the Credit Facility Proceeds Account;

                      (ii) The proceeds of any remarketing of Bonds by the
               Remarketing Agent, into the Remarketing Proceeds Account;

                      (iii) All payments of Basic Rent under the Lease Agreement with respect to Purchase Price, into the Miscellaneous Account;

                      (iv) All other moneys required to be deposited in the Bond
               Purchase Fund pursuant to the Lease Agreement or this Indenture, into the Miscellaneous Account; and

                      (v) All other moneys received by the Trustee when
               accompanied by directions that such moneys are to be deposited in the Bond Purchase Fund, into the Miscellaneous Account.

               (c) The Trustee is hereby authorized and directed to withdraw sufficient moneys from the Bond Purchase Fund to pay the Purchase Price of Bonds due on any Tender Date. Funds for such payments shall be derived from the following sources in the order of priority indicated:

                      (i) First, Available Moneys received by the Trustee from
               the remarketing of Bonds by the Remarketing Agent;

                      (ii) Second, moneys drawn by the Trustee under the Letter
               of Credit; and

                      (iii) Third, all other moneys on deposit in the Bond
               Purchase Fund.

               (d) If the Letter of Credit is then in effect, by 10:30 a.m. on each Tender Date the Trustee shall, if necessary, and without making any prior claim or demand upon the Company for payments of Basic Rent with respect to the Purchase Price of Bonds, make a draw under the Letter of Credit in an amount equal to (i) the Purchase Price of all Bonds to be purchased on such Tender Date, less (ii) the amount, if any, then on deposit in the Remarketing Proceeds Account of the Bond Purchase Fund. Any such moneys drawn under the Letter of Credit shall be deposited and held in the Credit Facility Proceeds Account in the Bond Purchase Fund, and shall not be commingled with other moneys in the Bond Purchase Fund. If moneys from any source other than remarketing proceeds or a drawing under the Letter of Credit are, on the date of such draw or any later date, on deposit in the Miscellaneous Account of the Bond Purchase Fund, the Trustee shall nevertheless draw under the Letter of Credit in the net amount hereinabove specified; and any such moneys on deposit in the Miscellaneous Account from such other sources shall, to the extent of the amount so drawn under the Letter of Credit and paid by the Bank against such draw but not reimbursed by the Company to the Bank, be paid to the Bank.

         Section 407. Rebate Fund. There is hereby created by the Issuer and ordered established in the custody of the Trustee a fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. Rebate Fund" (the "Rebate Fund"). Any provision hereof to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any lien hereunder.

         As required by the Lease Agreement, the Company shall calculate with respect to the Series 1996B Bonds and report to the Trustee, within 20 days after each Computation Date, the amount of Excess Earnings as of the end of that Bond Year or the date of such payment in full. The Trustee shall notify the Company in writing of the amount then on deposit in the Rebate Fund. If the amount then on deposit in the Rebate Fund is in excess of the Excess Earnings, the Trustee shall forthwith pay that excess amount to the Company. If the amount then on deposit in the Rebate Fund is less than the Excess Earnings, the Company shall, within five days after receipt of the aforesaid notice from the Trustee, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings. Within 30 days after the end of the fifth Bond Year and every fifth Bond Year thereafter, the Trustee, acting at the written direction of the Company and on behalf of the Issuer, shall pay to the United States, in accordance with Section 148(f) of the Code from the moneys then on deposit in the Rebate Fund, an amount calculated by the Company to be equal to 90% (or such greater percentage not in excess of 100% as the Company may direct the Trustee to pay) of the Excess Earnings earned from the Issue Date through the end of such fifth Bond Year (less the amount of Excess Earnings, if any, previously paid to the United States pursuant to this Section). Within 60 days after the payment in full of all Series 1996B Bonds then outstanding the Trustee shall, at the written direction of the Company and on behalf of the Issuer, pay to the United States in accordance with Section 148(f) of the Code from the moneys deposited in the Rebate Fund an amount calculated by the Company to be equal to 100% of the Excess Earnings earned from the Issue Date to the date of such payment in full (less the amount of Excess Earnings, if any, previously paid to the United States pursuant to this Section) and any moneys remaining in the Rebate Fund following such payment shall be paid to the Company. In each case of any payment made pursuant to either of the two preceding sentences, it shall be the responsibility of the Company to prepare and furnish to the Trustee any information returns or forms required to accompany such payment. All computations of Excess Earnings pursuant to the Lease Agreement shall treat the amount or amounts, if any, previously paid to the United States pursuant to this Section as amounts on deposit in the Rebate Fund.

         The Trustee shall be entitled to rely on the calculations made by the Company and shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in reliance upon those calculations.

         The Trustee shall make available to the Company such records as the Trustee customarily maintains concerning the investments of the gross proceeds of the Series 1996B Bonds and the investments of earnings from those investments.

         The provisions of this Section 407 shall not apply if and to the extent that the Issuer, the Company and the Trustee receive a Non-Taxability Opinion regarding the failure to comply therewith.

         Section 408. Refunding Fund. There is hereby created and established with the Trustee a trust fund designated "The Industrial Development Board of the City of Montgomery -- KINPAK INC. Refunding Fund (the "Refunding Fund"). All the proceeds of the sale of the Series 1996B Bonds shall be deposited in the Refunding Fund on the Issue Date. Moreover, pursuant to Section 4.4 of the Lease Agreement, the Company has agreed that it shall, on the Issue Date, deposit in the Refunding Fund such additional amounts, if any, as shall be necessary to pay in full the Interim Indebtedness and to provide for the redemption, on the redemption date designated by the Prior Trustee, of all outstanding Prior Bonds (including accrued interest thereon to such redemption date). The Trustee shall, on the Issue Date, and without need for further direction from the Issuer and the Company, apply the moneys on deposit in the Refunding Fund (a) to pay in full the Interim Indebtedness and (b) to pay to the Prior Trustee the amount necessary to provide for the redemption, on the redemption date designated by the Prior Trustee, of all outstanding Prior Bonds (including accrued interest thereon to such redemption date).

         Section 409. Investment of Fund Moneys. Moneys in the Bond Fund and the Bond Purchase Fund (except for moneys therein (i) held pursuant to Section 403 hereof, (ii) to pay Unsurrendered Bonds or (iii) representing proceeds of a drawing under the Letter of Credit, which moneys shall be either held in cash and not invested or invested only in Government Obligations with a maturity of not to exceed 30 days or fewer, as needed) and the Refunding Fund shall be invested and reinvested by the Trustee in Eligible Investments at the direction of the Company, consistent, however, with the covenants of the Company contained in Section 5.7 of the Lease Agreement. Investments of moneys in the Bond Fund shall mature or be redeemable at the option of the Trustee at the times and in the amounts necessary to provide moneys to pay Debt Service on Bonds as the same shall become due at stated maturity, by redemption or otherwise.

         Subject to any directions from the Company with respect thereto, from time to time, the Trustee may sell those investments and reinvest the proceeds therefrom in Eligible Investments maturing or redeemable as aforesaid. Any of those investments may be purchased from or sold to the Trustee, the Registrar, an Authenticating Agent or a Paying Agent, or any bank, trust company or savings and loan association affiliated with any of the foregoing. The Trustee shall sell or redeem investments credited to the Bond Fund to produce sufficient moneys applicable hereunder to and at the times required for the purpose of paying Debt Service on Bonds when due as aforesaid, and shall do so without necessity for any order on behalf of the Issuer and without restriction by reason of any order. An investment made from moneys credited to the Bond Fund, the Bond Purchase Fund or the Refunding Fund shall constitute part of that respective Fund, and each respective Fund shall be credited with all proceeds of sale and income from investment of moneys credited thereto. For purposes of this Indenture, all investments shall be valued at face amount or market value, whichever is less.

         In addition to the foregoing requirements, the Issuer will not pay or agree to pay to a party, other than the United States, any portion of the Excess Earnings (computed as of the most recent prior Computation Date) through a transaction that reduces the aggregate amount earned on all nonpurpose investments in which gross proceeds of the Series 1996B Bonds are invested or that results in a smaller profit or a larger loss than would have resulted in an arm's length transaction in which the yield on the nonpurpose investment was not subject to any restriction. As used herein, the terms "gross proceeds", "nonpurpose investments" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

         Furthermore, except to the extent set forth in an opinion of Bond Counsel, investments or deposits of proceeds of Series 1996B Bonds in certificates of deposit or pursuant to investment contracts shall not be made without compliance, at or prior to such investment or deposit, with the requirements of Treasury Regulations Section 1.148-5(d)(6)(ii) and (iii), respectively, or with any successor provisions thereto.

         Section 410. Moneys to be Held in Trust. Except where moneys have been deposited with or paid to the Trustee pursuant to an instrument restricting their application to particular Bonds, all moneys required or permitted to be deposited with or paid to the Trustee or any Paying Agent under any provision of this Indenture, the Lease Agreement or the Letter of Credit, and any investments thereof, shall be held by the Trustee or that Paying Agent in trust. Except for
(a) moneys deposited with or paid to the Trustee or any Paying Agent for the redemption of Bonds, notice of the redemption of which shall have been duly given, (b) moneys held by the Trustee pursuant to Section 403 hereof, and (c) any moneys in the Rebate Fund, all moneys described in the preceding sentence held by the Trustee or any Paying Agent shall be subject to the lien hereof while so held.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                                   FIDUCIARIES
                                   -----------

         Section 501. Trustee's Acceptance and Responsibilities. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

               (a) The Trustee, prior to the occurrence of an Event of Default and after curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default shall have occurred (which shall not have been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

               (c) The Trustee shall not be responsible for any recital herein, or in the Bonds (except with respect to any certificate of authentication on the Bonds executed by the Trustee), or for any matters in respect of the Project, or for the validity of the execution by the Issuer of this Indenture or of any supplement hereto or instruments of further assurance, or for the sufficiency or maintenance of the security for the Bonds issued hereunder or intended to be secured hereby.

               (d) The Trustee shall not be accountable for the use of the proceeds of any Bonds authenticated or delivered hereunder, other than to comply with the Issuer's request and authorization with respect thereto as described in Section 202(h) hereof. The Trustee may become a Holder of Bonds secured hereby with the same rights which it would have if not Trustee.

               (e) The Trustee shall be protected, in the absence of bad faith, in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, Telefax or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is a Holder of any Bond, shall be conclusive and binding upon all future Holders of the same Bond and of Bonds issued in exchange therefor or in place thereof.

               (f) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by any duly authorized officer thereof as sufficient evidence of the facts therein contained; and prior to the occurrence of an Event of Default of which the Trustee shall have been notified as provided in subsection (h) of this Section, or of which pursuant to said subsection it shall be deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, though the Trustee may at its discretion (but shall in no case be bound to) secure such further evidence as it shall deem necessary or advisable.

               (g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and it shall not be answerable for other than its negligent action or failure to act or willful misconduct.

               (h) Unless the Trustee shall be specifically notified in writing of an Event of Default by the Issuer or by the Holders of at least 25% in aggregate principal amount of Bonds then Outstanding, the Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except Events of Default by reason of (i) any notice from the Bank given under Section 601 hereof or (ii) failure by the Issuer to cause to be made any payments of Debt Service on or Purchase Price of the Bonds. All notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered at the Trustee's Office, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Event of Default except as aforesaid.

               (i) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of the Issuer and the Company pertaining to the Project and the Bonds, and to take such memoranda from and in regard thereto as may be desired.

               (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

               (k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee may demand, in respect and as a condition of the authentication of any Bonds, the withdrawal of any cash, the release of any property or the taking of any action whatsoever within the purview of this Indenture, such showing, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, as the Trustee may reasonably deem desirable in addition to what is expressly required hereby.

               (l) Before taking any action hereunder (with the exceptions of declaring acceleration of the Bonds pursuant to clause (b)(ii) of the first paragraph of Section 602 hereof and of making payments of Debt Service and drawings under the Letter of Credit pursuant to Sections 401, 402 and 406 hereof) the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses which it may incur and to protect it against all liability, except liability which is adjudicated to have resulted from its negligent action or failure to act or willful misconduct. The Trustee may take action without indemnity, and in that case, the Company shall reimburse the Trustee for all of the Trustee's expenses pursuant to Section 502 hereof.

               (m) Unless otherwise provided herein, all moneys received by the Trustee or any Paying Agent shall, until applied or invested as herein provided, be held in trust for the purposes for which they were received, provided that those moneys need not be segregated from other funds except to the extent required by this Indenture or by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

         Section 502. Fees, Charges and Expenses of Fiduciaries. Each Fiduciary shall be entitled to payment and/or reimbursement by the Company as provided in the Lease Agreement for reasonable fees for its Ordinary Services rendered hereunder and all advances, counsel fees and other Ordinary Expenses reasonably and necessarily made or incurred by it in connection with such Ordinary Services. For purposes hereof, fees for Ordinary Services provided for in the standard fee schedule (if any) of each Fiduciary shall be considered reasonable. In the event that it should become necessary that any Fiduciary perform Extraordinary Services, it shall be entitled to reasonable extra compensation therefor, and to reimbursement for reasonable and necessary Extraordinary Expenses in connection therewith; provided, that if such Extraordinary Services or Extraordinary Expenses are occasioned by the neglect or misconduct of such Fiduciary, it shall not be entitled to compensation or reimbursement therefor.

         A Fiduciary shall be entitled to payment and reimbursement for Ordinary Services and Ordinary Expenses only from (a) the additional payments made by the Company pursuant to the Lease Agreement, or (b) other moneys available therefor (except for moneys in the Bond Fund or Bond Purchase Fund (i) held pursuant to Section 403 hereof, (ii) to pay Unsurrendered Bonds or (iii) representing proceeds of remarketing of Bonds or a drawing under the Letter of Credit). Any amounts payable to a Fiduciary pursuant to this Section shall be payable upon demand and shall bear interest from the date of demand therefor at the Interest Rate for Advances.

         Section 503. Notices to Holders. If an Event of Default occurs of which the Trustee has actual notice or of which the Trustee is pursuant to Section 501(h) hereof required to take or deemed to have notice, then the Trustee shall promptly give or cause to be given written notice thereof by first class mail, postage prepaid, to each Holder at its address shown on the Register (a "Notice by Trustee"); provided the Trustee shall, on the date of such occurrence, give telephonic notice thereof to each Holder of 25% or more in aggregate principal amount of Bonds Outstanding.

         Section 504. Intervention by Trustee. In any judicial proceeding to which the Issuer or the Company is a party of which the Trustee has actual notice and which in the opinion of the Trustee has a substantial bearing on the interests of Holders of the Bonds, the Trustee may intervene on behalf of Holders, and shall intervene if requested to do so in writing by Holders of at least 25% of the aggregate principal amount of Bonds then Outstanding. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

         Section 505. Successor Trustees. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from such conversion, sale, merger, consolidation or transfer to which it is a party shall be and become, ipso facto, successor Trustee hereunder and vested with all of the title to the property herein conveyed and all the trusts, powers, discretion, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Any successor Trustee other than the foregoing, however, (a) shall be a trust company or a bank having the powers of a trust company, (b) shall be in good standing within the State or shall be duly authorized to exercise trust powers within the State, and (c) shall have a reported capital and surplus of not less than $50,000,000.

         Section 506. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including without limitation, the laws of the State) denying or restricting the right of banks or trust companies to transact business as trustees in that jurisdiction. It is recognized that, (a) if there is litigation under this Indenture or other instruments or documents relating to the Bonds, and in particular, in case of the enforcement thereof upon a default or an Event of Default, or (b) if the Trustee should deem that, by reason of any present or future law of any jurisdiction, it may not (i) exercise any of the powers, rights or remedies granted herein to the Trustee, (ii) hold title to the properties, in trust, as granted herein, or (iii) take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or additional institution as a co-Trustee. The following provisions of this Section are adapted to these ends.

         In the event that the Trustee appoints an individual or additional institution as a co-Trustee, each and every trust, property, remedy, power, right, duty, obligation, discretion, privilege, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this

Indenture to be exercised by, vested in or conveyed to the Trustee shall be exercisable by, vest in and be conveyed to that co-Trustee, but only to the extent necessary for it to be so vested and conveyed and to enable that co-Trustee to exercise it. Every covenant, agreement and obligation necessary to the exercise thereof by the co-Trustee shall run to and be enforceable by it.

         Notwithstanding the foregoing, a co-Trustee shall exercise only such rights and perform only such duties as may be required to avoid violation of any law of any jurisdiction or as may be directed by the Trustee in writing. Any written direction by the Trustee to a co-Trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for taking or refraining from taking such action by such co-Trustee. Neither the Trustee nor any co-Trustee shall be personally liable by reason of any act or omission of a co-Trustee or the Trustee, respectively, hereunder. Any moneys, papers, securities or other items of personal property received by a co-Trustee pursuant to its exercise of rights or performance of duties hereunder shall forthwith, to the extent permitted by law, be turned over to the Trustee.

         Should any instrument or document in writing from the Issuer reasonably be required by the co-Trustee so appointed by the Trustee for vesting and conveying more fully and certainly in and to that co-Trustee those trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens, that instrument or document shall be executed, acknowledged and delivered, but not prepared, by the Issuer. In case any co-Trustee or a successor to it shall die, become incapable of acting, resign or be removed, all of the trusts, properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the co-Trustee shall be exercised by, vest in and be conveyed to the Trustee, to the extent permitted by law, until the appointment of a successor to the co-Trustee.

         Section 507. Resignation by the Trustee. The Trustee and any successor Trustee may at any time resign from the trusts hereby created, by giving 30 days' written notice to the Issuer, the Registrar, the Tender Agent, the Remarketing Agent, the Bank and the Company and notice by registered or certified mail to each Holder of Bonds then Outstanding. Such resignation shall take effect only upon the appointment of a successor trustee. Such notices to the Issuer, the Registrar, the Tender Agent, the Remarketing Agent, the Bank and the Company may be served personally or sent by registered mail.

         Section 508. Removal of the Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, and signed by the Holders of a majority in aggregate principal amount of Bonds then Outstanding.

         The Trustee also may be removed at any time by any court of competent jurisdiction upon the application of the Issuer or the Holders of not less than 25% in aggregate principal amount of the Bonds then Outstanding, for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provision of this Indenture with respect to the duties and obligations of the Trustee. Such removal shall take effect only upon the appointment of a successor trustee.

         Section 509. Appointment of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case the Trustee shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor shall be appointed by the Issuer and with the consent of the Company; provided if the Issuer shall not have appointed a successor within ten days after the event giving rise to the need for such appointment, then a successor may be appointed by the Holders of a majority in aggregate principal amount of the Bonds then Outstanding, by an instrument or concurrent instruments in writing delivered to the Issuer, the Trustee and the successor Trustee, signed by such Holders, or by their duly authorized attorneys in fact. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the Holder of any Bond outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee under this Indenture. Every such Trustee appointed pursuant to the provisions of this Section to succeed the Trustee shall satisfy the requirements of the second paragraph of Section 505 hereof.

         Section 510. Concerning Any Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer, the Company, the Registrar and the Tender Agent an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties (including, without limitation, all securities and moneys and the Letter of Credit), rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall nevertheless, on the written request of the Issuer or of its successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor trustee shall deliver all securities and moneys held by it as trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In the event of a change in the Trustee, the predecessor trustee shall cease to be Registrar, Authenticating Agent, Tender Agent and Paying Agent for any of the Bonds, to the extent it served in any of those capacities. The successor Trustee shall become custodian of any moneys held by its predecessor and, if applicable, Registrar, Authenticating Agent, Tender Agent and a Paying Agent. Upon delivery to the successor trustee of any moneys or securities held by it, the predecessor trustee shall be discharged from any further liability on account of such moneys or securities so delivered.

         Section 511. Right of Trustee to Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge upon any part of the property herein conveyed is not paid as required herein or by law, the Trustee may pay such tax, assessment or governmental charge, without prejudice, however, to any rights of the Trustee or the Holders hereunder arising as a result of such failure; and any amount at any time so paid under this Section with interest thereon from the date of payment at the Interest Rate for Advances, shall become so much additional indebtedness secured by this Indenture, and shall be paid out of the Revenues (excluding moneys in the Bond Fund or Bond Purchase Fund (i) held pursuant to Section 403 hereof, (ii) for the payment of Unsurrendered Bonds or (iii) representing proceeds of a drawing under the Letter of Credit), if not otherwise paid; but the Trustee shall be under no obligation to make any such payment unless it shall have been requested to do so by the Holders of at least 25% of the aggregate principal amount of Bonds then Outstanding and shall have been provided with adequate funds for the purpose of payment.

         Section 512. Adoption of Authentication. In case any of the Bonds shall have been authenticated, but shall not have been delivered, any successor Trustee, Registrar or Authenticating Agent may adopt the certificate of authentication of any predecessor Trustee, Registrar or Authenticating Agent and may deliver those Bonds so authenticated as provided herein. In case any Bonds shall not have been authenticated, any successor Trustee, Registrar or Authenticating Agent may authenticate those Bonds either in the name of any predecessor or in its own name. In all cases, the certificate of authentication shall have the same force and effect as provided in the Bonds or in this Indenture with respect to the certificate of authentication of the predecessor Trustee, Registrar or Authenticating Agent.

         Section 513. Registrars.
                      ----------

               (a) Succession. Anything herein to the contrary notwithstanding, any corporation or association (i) into which the Registrar may be converted or merged, (ii) with which the Registrar or any successor to it may be consolidated, or (iii) to which it may sell or transfer its assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer, ipso facto, shall be and become successor Registrar hereunder and shall be vested with each and every power, right, duty, obligation, discretion and privilege expressed or intended by this Indenture to be exercised by or vested in the predecessor Registrar, without the execution or filing of any instrument or document or any further act on the part of any of the parties hereto.

               (b) Resignation. The Registrar may resign at any time by giving written notice of its resignation to the Issuer, the Company, the Trustee, the Bank, the Remarketing Agent and each Paying Agent and Authenticating Agent for the Bonds, at least 60 days before the resignation is to take effect. The resignation shall take effect only upon the appointment of a successor Registrar, but may take effect sooner than within 60 days if the successor Registrar is appointed and accepts that appointment before the time stated in the notice.

               (c) Removal. The Registrar may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to the Registrar, with copies thereof mailed to the Issuer, the Trustee and the Company, and signed by or on behalf of the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding. Such removal shall take effect only upon the appointment of a successor Registrar.

               (d) Appointment of Successors. If (i) the Registrar shall resign, shall be removed, shall be dissolved, or shall become otherwise incapable of acting hereunder, (ii) the Registrar shall be taken under the control of any public officer or officers, (iii) a receiver shall be appointed for the Registrar by a court, or (iv) the Registrar shall have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws or commence a proceeding under any federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for 90 days, then a successor Registrar shall be appointed by the Issuer, with the written consent of the Company and the Trustee; provided, that if a successor Registrar is not so appointed within ten days after (a) a notice of resignation or an instrument or document of removal is received by the Issuer, as provided above, or (b) the Registrar is dissolved, taken under control, becomes otherwise incapable of acting or a receiver is appointed, in each case, as provided above, then, if the Issuer shall not have appointed a successor Registrar, the Trustee or the Holders of a majority in aggregate principal amount of Bonds then Outstanding may designate a successor Registrar by an instrument or document or concurrent instruments or documents in writing signed by the Trustee, or in the case of the Holders, by or on behalf of those Holders.

               Every successor Registrar appointed hereunder shall execute and acknowledge, and shall deliver to its predecessor, the Issuer, the Trustee and the Company, an instrument or document accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests of its predecessor. Upon the written request of its successor, the Issuer or the Company, a predecessor Registrar (i) shall execute and deliver an instrument or document transferring to its successor all of the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests of it as predecessor Registrar hereunder, and (ii) shall take any other action necessary duly to assign, transfer and deliver to its successor all property and records (including without limitation, the Register and any cancelled Bonds) held by it as Registrar. Should any instrument or document from the Issuer be requested by any successor Registrar for vesting and conveying more fully and certainly in and to that successor the properties, remedies, powers, rights, duties, obligations, discretion, privileges, claims, demands, causes of action, immunities, titles and interests vested or conveyed or intended to be vested or conveyed hereby in or to a predecessor Registrar, the Issuer shall execute, acknowledge and deliver that instrument or document.

         Section 514. Designation and Succession of Paying Agents. The Trustee shall be the Paying Agent for the Bonds and, with the consent of the Issuer, the Trustee may appoint an additional Paying Agent or Agents with power to act on its behalf and subject to its direction in the payment of Debt Service on the Bonds. It is the responsibility of the Trustee to establish the duties and responsibilities of any Paying Agent for the purposes of this Indenture, to the extent not specified herein.

         Any corporation or association with or into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Paying Agent shall be a party, or any corporation or association succeeding to the trust business of any Paying Agent, shall be the successor of that Paying Agent hereunder, if that successor corporation or association is otherwise eligible hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto or of the predecessor or that successor Paying Agent.

         Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Registrar and the Company. The Trustee may at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent, the Registrar and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Paying Agent. Any successor Paying Agent must be a bank or trust company organized under the laws of the United States or any state thereof. The Trustee shall give written notice of appointment of a successor Paying Agent to the Company, the Issuer and the Registrar and shall mail, within ten days after that appointment, notice thereof to all Holders as their names and addresses appear on the Register on the date of that appointment.

         Section 515. Designation and Succession of Authenticating Agents. With the consent of the Issuer, the Trustee may appoint an Authenticating Agent or Agents, in addition to the Trustee, with power to act on its behalf and subject to its direction in the authentication and delivery of Bonds in connection with transfers and exchanges hereunder. For all purposes of this Indenture, the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of those Bonds "by the Trustee", and any authorized signatory of an Authenticating Agent shall be deemed an "authorized signatory" on behalf of the Trustee for any such authentication.

         Any corporation or association with or into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or association succeeding to the trust business of any Authenticating Agent, shall be the successor of that Authenticating Agent hereunder, if that successor corporation or association is otherwise eligible hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto or of the predecessor or that successor Authenticating Agent.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Registrar and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Registrar and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent. The Trustee shall give written notice of appointment of a successor Authenticating Agent to the Company, the Issuer and the Tender Agent and shall mail, within ten days after that appointment, notice thereof to all Holders as their names and addresses appear on the Register on the date of that appointment.

         Section 516. Dealing in Bonds. The Trustee, the Tender Agent, a Registrar, a Paying Agent and an Authenticating Agent, their affiliates, and any directors, officers, employees or agents thereof may become the Holders of Bonds secured hereby with the same rights which it or they would have hereunder if the Trustee, the Tender Agent, the Registrar, Paying Agents or Authenticating Agents did not serve in those capacities.

         Section 517. Tender Agent. The Trustee may appoint an agent (the "Tender Agent") to act on its behalf in the acceptance of delivery of Bonds tendered for purchase pursuant to the optional or mandatory tender provisions of this Indenture; provided, however, that any such Tender Agent (i) shall be a bank or trust company organized under the laws of the United States or any state thereof, and (ii) shall have its principal office in New York, New York. The Tender Agent shall also be an Authenticating Agent. The Tender Agent shall signify its acceptance of the duties and obligations imposed upon it hereunder in its various capacities by a written instrument of acceptance delivered to the Issuer, the Company, the Trustee, the Remarketing Agent and the Bank. The provisions of Section 513 hereof pertaining to the succession, resignation and removal of Registrars shall be applicable to the succession, resignation and removal of the Tender Agent.

         Section 518. Remarketing Agent. The Company has, pursuant to the Remarketing Agreement, appointed First Union Capital Markets Group of First Union National Bank of North Carolina, Charlotte, North Carolina, as Remarketing Agent for the Bonds, subject to the conditions set forth herein. The Remarketing Agent has, pursuant to the Remarketing Agreement, designated to the Trustee its principal office, signified its acceptance of the duties and obligations imposed upon it hereunder and agreed to perform the duties specified to be performed by it in Articles II and III hereof and in the Bonds, and in particular those duties relating to remarketing of Bonds and determining the interest rate applicable to each Series of the Bonds from time to time.

         The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc. and authorized to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 30 days' notice to the Issuer, the Company, the Bank, the Tender Agent and the Trustee. The Remarketing Agent may be removed at any time, at the election of the Company, by an instrument signed by the Company on behalf of the Issuer and mailed by first class mail to the Issuer, the Remarketing Agent, the Bank, the Tender Agent and the Trustee not fewer than 30 days prior to the date proposed for removal.

         In the event of the resignation or removal of the Remarketing Agent, it shall be the responsibility of the Company to designate a successor (which position may be held jointly), and the old Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there be no successor, to the Tender Agent. No successor Remarketing Agent may be an Affiliate of the Company.

         In the event that the Remarketing Agent shall resign, be removed or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Company shall not have made a timely appointment of a successor as Remarketing Agent, the Tender Agent shall be deemed to be the Remarketing Agent for all purposes of this Indenture until the appointment by the Company of a successor Remarketing Agent; provided, however, that the Tender Agent, in its capacity as Remarketing Agent, shall not be required to sell Bonds or to perform the duties with respect thereto.


                               [END OF ARTICLE V]

                                   ARTICLE VI

                             DEFAULT PROVISIONS AND
                         REMEDIES OF TRUSTEE AND HOLDERS
                         -------------------------------

         Section 601. Events of Default. If any of the following events occurs, it is hereby defined as and declared to be and to constitute an "Event of Default" under this Indenture:

               (a) Payment of any interest on any Bond shall not be made when and as that interest shall have become due and payable;

               (b) Payment of the principal of or any premium on any Bond shall not be made when and as that principal or premium shall have become due and payable, whether at stated maturity, by redemption, by acceleration or otherwise;

               (c) Failure by the Issuer to perform any of the other agreements on its part herein contained which failure shall continue for 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice can be corrected but not within the applicable period, it shall not constitute an Event of Default if corrective action shall be instituted by the Issuer within the applicable period and diligently pursued until the failure is corrected;

               (d) The occurrence of any "Event of Default" under and as defined in the Lease Agreement;

               (e) Payment of the Purchase Price of Bonds tendered pursuant to
         Article III hereof shall not be made when the same shall have become due;

               (f) Receipt by the Trustee of written notice from the Bank that an "Event of Default" has occurred under and as defined in the Reimbursement Agreement, which notice shall instruct the Trustee to declare the principal of all Bonds then Outstanding and interest thereon to be immediately due and payable;

               (g) Receipt by the Trustee, on or before the tenth day following a drawing under the Letter of Credit to pay accrued interest on the Bonds, of written notice from the Bank that the Bank has not been reimbursed for such drawing and that the interest portion of the Letter of Credit will not be reinstated; or

               (h) The occurrence of an Act of Bankruptcy. The declaration of an Event of Default under this subsection and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of federal or state law affecting or precluding such declaration or exercise during the pendency of or immediately following any liquidation or reorganization proceedings.

         Section 602. Acceleration. Except as otherwise provided herein, (a) upon the occurrence of an Event of Default described in Section 601(c) or (d) hereof, the Trustee may declare, and (b) (i) upon the written request of the Holders of not less than 25% in aggregate principal amount of Bonds then Outstanding or (ii) upon the occurrence of an Event of Default described in
Section 601(a), (b), (e), (f), (g) or (h) hereof, the Trustee shall declare, the principal of all Bonds then Outstanding (if not then due and payable), and the interest accrued thereon, to be due and payable on the date specified in the notice by the Trustee described in the following paragraph. The Trustee shall promptly draw upon the Letter of Credit to the full extent permitted by the terms thereof and deposit the proceeds of such drawing (to the extent allocable to the Bonds) in the Credit Facility Account of the Bond Fund. Interest on the Bonds shall accrue to the date determined by the Trustee for the tender of payment to the Holders pursuant to such declaration; provided interest on the Bonds shall continue to accrue on and after such date, if on such date the Trustee shall not hold moneys sufficient to pay the principal and interest so declared to be payable.

         Any acceleration pursuant to the preceding paragraph of this Section shall be by notice in writing delivered to the Issuer, the Bank, the Company, the Registrar, any Paying Agent and any Authenticating Agent. The Trustee shall further, on the same day as such declaration, give telephonic notice thereof to each Holder of 25% or more in aggregate principal amount of Bonds Outstanding, and mail or cause to be mailed notice of such acceleration to all Holders of Bonds then Outstanding, as shown on the Register at the close of business on the day of the mailing of that notice. Such notice shall specify the date on which payment of principal and interest shall be tendered to the Holders, such date to be not more than ten calendar days after the date of notice. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Bonds and the Lease Agreement to declare all payments thereunder to be due and payable on the tender date specified in the notice by the Trustee described in this paragraph and the Trustee shall draw upon the Letter of Credit to the full extent necessary hereunder and permitted by the terms thereof to provide for the timely payment of principal and interest accrued to such tender date.

         The provisions of the preceding paragraphs are subject, however, to the condition that if, at any time after declaration or the occurrence of acceleration and prior to the entry of a judgment in a court for enforcement hereunder (after an opportunity for hearing by the Issuer and the Company),

               (a) all sums payable hereunder (except the principal of and interest on Bonds which shall not have reached their stated maturity but which shall be due and payable solely by reason of that declaration of acceleration), plus interest to the extent permitted by law on any overdue installments of interest at the rate borne by the Bonds in respect of which the default shall have occurred, shall have been duly paid or provision shall have been made therefor by deposit with the Trustee or Paying Agents,

               (b) all existing Events of Default shall have been cured, and

               (c) so long as the Letter of Credit or an Alternate Credit Facility is in effect, (i) the written consent of the Bank shall have been obtained (which consent shall also rescind any "Event of Default" under the Reimbursement Agreement, if the Event of Default hereunder is one specified in Section 601(f) hereof); and (ii) if the Event of Default hereunder is one specified in Section 601(g) hereof or if a drawing under the Letter of Credit or Alternate Credit Facility shall have been made, the Trustee shall have received written notice of reinstatement of the full amount of such drawing, then and in every case, the Trustee shall waive the Event of Default and its consequences and shall rescind and annul that declaration. No waiver or rescission and annulment shall extend to or affect any subsequent Event of Default or shall impair any rights consequent thereon.

         Section 603. Other Remedies; Rights of Holders. With or without taking action under Section 602 hereof, upon the occurrence and continuation of an Event of Default, the Trustee may pursue any available remedy to enforce the payment of Debt Service or the observance and performance of any other covenant, agreement or obligation under this Indenture, the Lease Agreement, the Letter of Credit or any other instrument providing security, directly or indirectly, for the Bonds.

         If, upon the occurrence and continuation of an Event of Default, the Trustee is requested so to do by the Holders of at least 25% in aggregate principal amount of Bonds Outstanding, the Trustee shall exercise any rights and powers conferred by this Section and by Section 602 hereof.

         No remedy conferred upon or reserved to the Trustee (or to the Holders) by this Indenture is intended to be exclusive of any other remedy. Each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or otherwise to the Trustee or to the Holders or now or hereafter existing.

         No delay in exercising or omission to exercise any remedy, right or power accruing upon any default or Event of Default shall impair that remedy, right or power or shall be construed to be a waiver of any default or Event of Default or acquiescence therein. Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient.

         No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any remedy, right or power consequent thereon.

         As the assignee of all right, title and interest of the Issuer in and to the Lease Agreement (except as therein reserved), the Trustee is empowered to enforce each remedy, right and power granted to the Issuer under the Lease Agreement. In exercising any remedy, right or power thereunder or hereunder, the Trustee shall take any action which would best serve the interests of the Holders in the judgment of the Trustee.

         Section 604. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and all moneys in the Bond Fund shall be applied as follows (provided, however, that (i) moneys received from a drawing under the Letter of Credit or held pursuant to Section 403 hereof shall only be used to pay Debt Service on other than Pledged Bonds;
(ii) moneys received from any other source shall be used to pay Debt Service on Pledged Bonds first; and (iii) any characterization made herein as to the application of such moneys to pay interest or principal or both shall not necessarily govern or mirror such characterization of those payments as may be made by any taxing authority with jurisdiction over the recipient thereof):

               (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied to the payment to the Persons entitled thereto of (i) all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment thereof ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or privilege; and (ii) the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), with interest on such Bonds (at the rate borne by the Bonds) from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full the principal of Bonds due on any particular date, together with such interest, then to the payment thereof ratably, according to the amount of principal due on such date, to the Persons entitled thereto, without any discrimination or privilege.

               (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds (provided for this purpose any premium then payable on the Bonds shall be treated as principal), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto, without any discrimination or privilege.

               (c) If the principal of all the Bonds shall have been declared due and payable and such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, all such moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

         Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date (the "Special Record Date") interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such date (all consistent with the requirements hereof for the establishment and notification of a Special Record Date for the payment of overdue interest), and shall not be required to make payment to the Holder of any unpaid Bond until such date.

         Whenever all Bonds and interest and premium, if any, thereon shall have been paid under the provisions of this Section and all expenses and charges of the Trustee shall have been paid, any balance remaining in the Bond Fund shall be paid to or upon the order of the Company or the Bank, if any reimbursement obligation is owing to it under the Reimbursement Agreement; provided that no moneys remaining in the Credit Facility Account of the Bond Fund shall be paid to the Company.

         Section 605. Remedies Vested in Trustee. All rights of action (including the right to file proofs of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Holders of the Bonds, and any recovery of judgment shall be for the equal benefit of the Holders of the Outstanding Bonds.

         Section 606. Rights and Remedies of Holders. No Holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (a) the Holders of not less than 25% in principal amount of Bonds then Outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its own name, (b) such Holders shall also have offered to the Trustee indemnity as provided in Article V hereof, and (c) the Trustee shall thereafter have failed or refused to exercise the powers hereinabove granted or to institute such action, suit or proceeding in its own name. Such notification, request and offer of indemnity shall in every case (excepting those specified in Section 501(l) hereof), at the option of the Trustee, be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of the Holders of all Bonds then Outstanding. Nothing in this Indenture contained shall, however, affect or impair the right of any Holder to enforce the payment of the principal of, premium, if any, and interest on any Bond at and after the maturity thereof at the time, place, from the source and in the manner in said Bond expressed.

         Section 607. Remedies Subject to Applicable Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.


                               [END OF ARTICLE VI]

                                   ARTICLE VII

                    SUPPLEMENTAL INDENTURES; OTHER AMENDMENTS
                    -----------------------------------------

         Section 701. Supplemental Indentures Not Requiring Consent of Holders. The Issuer and the Trustee may, without the consent of, or notice to, any of the Holders, enter into an indenture or indentures supplemental to this Indenture to accomplish any one or more of the following purposes:

               (a) To cure any ambiguity or formal defect or omission in this Indenture;

               (b) To grant to or confer upon the Holders or the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Holders or the Trustee;

               (c) To subject to this Indenture additional revenues, properties or collateral;

               (d) To add to the covenants, agreements and obligations of the Issuer under this Indenture, other covenants, agreements and obligations to be observed for the protection of the Holders;

               (e) To evidence any succession to the Issuer and the assumption by its successor of the covenants, agreements and obligations of the Issuer under this Indenture, the Lease Agreement and the Bonds;

               (f) To provide for the issuance of the Refunding Obligations and the refunding of the Series 1996A Bonds;

               (g) To permit the use of a book entry system to identify the owner of an interest in an obligation issued by the Issuer under this Indenture, whether that obligation was formerly, or could be, evidenced by a tangible security;

               (h) To permit the Trustee to comply with any obligations imposed upon it by law;

               (i) To specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, the Tender Agent, the Registrar and any Authenticating Agents or Paying Agents;

               (j) To achieve compliance of this Indenture with any applicable federal or state securities or tax law;

               (k) To provide for a Substitute Letter of Credit or an Alternate Credit Facility and to make any change necessary to facilitate the provision of such Substitute Letter of Credit or Alternate Credit

         Facility, provided such change shall not adversely affect the interests of the Holders of the Bonds;

               (l) To secure or maintain ratings from a Rating Agency, provided that (i) the changes necessary to obtain or secure such ratings do not adversely affect the interests of the Holders of the Bonds and (ii) the Trustee receives a Non-Taxability Opinion with respect to such changes, which further opines to the effect that such changes are permitted by applicable law; and

               (m) To make amendments to the provisions hereof with respect to the Bonds relating to arbitrage matters under Section 148 of the Code, which amendments may, among other things, change the responsibility for making the relevant calculations, but only upon receipt of a Non-Taxability Opinion with respect to the proposed changes.

         The provisions of Subsections 701(h) and (j) hereof shall not be deemed to constitute a waiver by the Trustee, the Registrar, the Issuer or any Holder of any right which any of them may have in the absence of those provisions to contest the application of any change in law to this Indenture or the Bonds.

         Section 702. Supplemental Indentures Requiring Consent of Holders. Exclusive of supplemental indentures covered by the preceding Section and subject to the terms and provisions contained in this Section, and not otherwise, the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be requested by the Issuer or the Company as necessary and desirable for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture. Nothing in this Section or Section 701 hereof shall permit, however, or be construed as permitting,

               (a) without the consent of the Holder of each Bond so affected,
         (i) an extension of the maturity of the principal of or the interest on any Bond or (ii) a reduction in the principal amount of any Bond or the rate of interest or premium thereon, or

               (b) without the consent of the Holders of all Bonds then Outstanding, (i) the creation of a privilege or priority of any such Bond or Bonds over any other such Bond or Bonds, or (ii) a reduction in the aggregate principal amount of Bonds required for consent to a supplemental indenture.

         If at any time the Issuer (or the Company, on the Issuer's behalf) shall request the Trustee to enter into a supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture (setting forth briefly the subject matter thereof and stating that copies thereof are available for inspection at the Trustee's

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

Office) to be mailed by first class mail, postage prepaid, to all Holders of Bonds then Outstanding at their addresses appearing on the Register. The Trustee shall not, however, be subject to any liability by reason of its failure to mail, or the failure of any Holder to receive, such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and executed as provided in this Section.

         If within such period, not exceeding one year, as shall be prescribed by the Issuer, following the giving of the notice referred to in the preceding paragraph of this Section, the Trustee shall receive an instrument or instruments purporting to be executed by the Holders of not less than a majority in aggregate principal amount of Bonds then Outstanding, which instrument or instruments shall refer to the proposed supplemental indenture described in such notice and shall specifically consent to the execution thereof in substantially the form referenced in such notice as on file with the Trustee, thereupon, but not otherwise, the Trustee shall execute such supplemental indenture in substantially such form, without liability or responsibility to any Holder of any Bond, whether or not such Holder shall have consented thereto.

         Any such consent shall be binding upon the Holder of the Bond giving the same and, anything in Section 1001 hereof to the contrary notwithstanding, upon any subsequent Holder of such Bond and of any Bond issued in exchange therefor (whether or not such subsequent Holder has notice thereof), unless such consent is revoked in writing by the Holder of such Bond giving such consent or by a subsequent Holder thereof by filing with the Trustee, prior to the execution by the Trustee of such supplemental indenture, such revocation. At any time after the Holders of the required percentage of Bonds shall have filed their consents to the supplemental indenture, the Trustee shall make and file with the Issuer a written statement that the Holders of such required percentage of Bonds have filed such consents, which statement shall be conclusive that such consents have been so filed.

         If the Holders of the required percentage in aggregate principal amount of the Bonds Outstanding shall have consented to the execution thereof as herein provided, no Holder of any Bond shall have any right to object to the execution of such supplemental indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

         Section 703. Additional Consents Required. Anything herein to the contrary notwithstanding, any supplemental indenture under this Article shall not become effective unless and until the Company and, so long as a Letter of Credit or Alternate Credit Facility shall be in effect, the Bank shall have consented in writing to the execution and delivery of such supplemental indenture.

         Section 704. Amendments of Lease Agreement. The Issuer and the Company may, with the consent of the Trustee and the Bank but without consent of or notice to any Holders, enter into any amendment of the Lease Agreement for

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

purposes analogous to those described in subsections (a) through (f) and (k) through (m) of Section 701 hereof pertaining to supplemental indentures. Any other amendment of the Lease Agreement may only be made with the consent of the Holders of such percentage of Bonds Outstanding as is specified in Section 702 hereof pertaining to supplemental indentures.

         Section 705. Amendments of Letter of Credit.
                      ------------------------------

               (a) The Trustee may, without the consent of or notice to the Holders of the Bonds, consent to any amendment, modification or other change of the Letter of Credit for the purpose of curing any ambiguity or formal defect or omission or obtaining a credit rating on the Bonds from any Rating Agency, provided that (i) the Trustee, in its sole judgment, shall determine that such change does not adversely affects the interests of the Holders of the Bonds and (ii) the Trustee shall receive a Non-Taxability Opinion with respect to such change and further opining to the effect that such change is permitted by applicable law.

               (b) Except as provided in subsection (a) of this Section, no amendment, modification or other change of the Letter of Credit (other than in connection with an Extension Letter of Credit) shall be made without the consent of the Holders of all Bonds Outstanding.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                                   DEFEASANCE
                                   ----------

         Section 801. Defeasance. When all of the Bonds shall have been fully paid and provision shall also have been made for paying all other sums payable hereunder and under the Lease Agreement, then this Indenture shall be defeased, discharged and satisfied (except for those provisions surviving by reason of Section 803 hereof) and the Issuer shall be released from the covenants, agreements and obligations of the Issuer contained in this Indenture. Upon such defeasance, discharge and satisfaction, the Trustee, at the request of the Issuer, shall execute such documents as may be reasonably requested by the Issuer to evidence the defeasance, discharge and satisfaction of this Indenture and the release of the Issuer from its obligations hereunder.

         Section 802. Payment of Bonds. At such time (if any) as the Bonds bear interest at the Fixed Rate, and only at any such time, all of the Bonds shall be deemed to have been fully paid within the meaning of Section 801 hereof, if the Trustee (and, if applicable, any other Paying Agents) shall have received, in trust therefor and irrevocably committed thereto,

               (a)    sufficient Available Moneys, or

               (b) noncallable direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America are pledged, which shall have been acquired with Available Moneys and which are certified by an independent public accounting firm of national reputation to be of such maturities or redemption dates and interest payment dates, and to bear such interest, as will be sufficient, together with any moneys to which reference is made in subparagraph (a) above, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom (which earnings are to be held likewise in trust and so committed, except as provided herein), for the payment of all Debt Service on the Bonds, at their maturity or redemption dates, as the case may be, or if a default in payment shall have occurred on any maturity or redemption date, then for the payment of all Debt Service thereon to the date of the tender of payment; provided, that if any of those Bonds are to be redeemed prior to the maturity thereof, notice of that redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of that notice; provided further, that if any of those Bonds are purchased upon tender prior to the maturity thereof, such Bonds shall be delivered to the Trustee for cancellation and not remarketed.

         Any moneys held by the Trustee in accordance with the provisions of this Section may be invested by the Trustee only in noncallable direct obligations of the United States of America having maturity dates, or having redemption dates which, at the option of the holder of those obligations, shall be not later than the date or dates on which moneys will be required for the purposes described above. To the extent that any income or interest earned by, or increment to, the investments held under this Section is determined from time to time by the Trustee to be in excess of the amount required to be held by the Trustee for the purposes of this Section, that income, interest or increment shall be transferred at the time of that determination in the manner provided in
Section 404 hereof for transfers of amounts remaining in the Bond Fund.

         If any Bonds shall be deemed paid and discharged pursuant to this
Section 802, then within 15 days after such Bonds are so deemed paid and discharged the Trustee shall cause a written notice to be given to each Holder as shown on the Register on the date on which such Bonds are deemed paid and discharged. Such notice shall state that all Bonds are deemed paid and discharged, set forth a description of the obligations, if any, held pursuant to subparagraph (b) of the first paragraph of this Section 802 and specify any date or dates on which any of the Bonds are to be called for redemption pursuant to notice of redemption given or irrevocable provision made for such notice pursuant to the first paragraph of this Section 802.

         Section 803. Survival of Certain Provisions. Any provisions of this Indenture which relate to the maturity of Bonds, interest payments and dates, optional and mandatory redemption provisions, exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust (including without limitation any moneys or investments held by the Trustee at such time in the Bond Fund or Bond Purchase Fund for payments in accordance with Article III and Sections 403 and 404 hereof), repayments to the Bank or the Company from the Bond Fund, and the duties of the Trustee and the Registrar in connection with all of the foregoing, shall remain in effect and be binding upon the Trustee, the Registrar, the Authenticating Agents, Paying Agents and the Holders notwithstanding the release, discharge and satisfaction of this Indenture. The provisions of this
Section 803 shall survive the release, discharge and satisfaction of this Indenture.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                             COVENANTS BY THE ISSUER
                             -----------------------

         In addition to any other covenants and agreements of the Issuer contained in this Indenture, the Issuer, for itself, its successors and assigns, covenants and agrees with the Trustee and the Holders from time to time of the Bonds as follows:/

         Section 901. Payment of Debt Service and Purchase Price. The Issuer will pay all Debt Service on and Purchase Price of the Bonds, or cause the same to be paid, solely from the sources provided herein, on the dates, at the places and in the manner provided in this Indenture.

         Section 902. Revenues and Assignment of Revenues. The Issuer has not assigned or granted a security interest in, and will not assign or grant a security interest in, or create or authorize to be created any debt, lien or charge on, the Revenues, other than the absolute and irrevocable assignment hereby made to the Trustee of any right, title and interest of the Issuer in and to those Revenues constituting proceeds of a drawing under the Letter of Credit or any Alternate Credit Facility and remarketing proceeds and all rights and remedies of the Issuer under the Lease Agreement (except for the Unassigned Rights, as therein defined) and the grant to the Trustee of a security interest in the other Revenues.

         Section 903. Performance of Covenants by Issuer. The Issuer will faithfully perform at all times any and all of its covenants, undertakings, stipulations and provisions contained in this Indenture, in the Lease Agreement, in any and every Bond executed, authenticated and delivered hereunder and in all proceedings of its governing body pertaining thereto.

         Section 904. Inspection of Project Books. All books and documents in its possession relating to the Project and the Revenues and receipts derived from the Project, including any financial statement or other report by the Company, shall at all times during the Issuer's regular business hours be open to inspection by such accountants or other agents of the Trustee as the Trustee may from time to time designate.

         Section 905. Register. At reasonable times and under reasonable regulations established by the Registrar, the Register may be inspected and copied by the Company, the Trustee, by Holders of 25% or more in principal amount of the Bonds then Outstanding, or a designated representative of any of the foregoing.

         Section 906. Rights and Enforcement of the Lease Agreement. The Trustee may, for and on behalf of the Holders, enforce in its name or in the name of the Issuer all rights of the Issuer under the Lease Agreement (except for Unassigned Rights), and may enforce all covenants, agreements and obligations of the Company under and pursuant to the Lease Agreement, regardless of whether the Issuer is in default in the pursuit or enforcement of those rights, covenants, agreements or obligations. The Issuer, however, will do all things and take all actions on its part necessary to comply with covenants, agreements, obligations, duties and responsibilities on its part to be observed or performed under the Lease Agreement, and will take all actions within its authority to keep the Lease Agreement in effect in accordance with the terms thereof.

         Section 907. Further Assurances. The Issuer will at any time or times, and at the expense of the Company, do, execute, acknowledge and deliver and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, assignments, pledges, transfers and assurances in law as the Trustee shall reasonably require for the better assuring, assigning, transferring, pledging and confirming unto the Trustee, all and singular, the property herein conveyed or intended so to be.

         Section 908. Non-Taxable Status. The Issuer covenants that it (i) will take, or require to be taken, all actions that may be required of the Issuer for the interest on the Series 1996B Bonds and (if and when issued) the Refunding Obligations to be and remain excluded from gross income for federal income tax purposes, and (ii) will not take or authorize to be taken any actions that would adversely affect that exclusion under the provisions of the Code.

                               [END OF ARTICLE IX]

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         Section 1001. Consents, Etc., of Holders. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by Holders may be in any number of writings of similar tenor and may be signed or executed by such Holders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken under such request or other instrument:

               (a) the fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution; and

               (b) the fact of ownership of Bonds shall be proved from the Register maintained by the Registrar.

         Section 1002. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give any Person other than the parties hereto, the Holders of the Bonds, the Bank and the Company any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, the Company, the Bank and the Holders of the Bonds as herein provided.

         Section 1003. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

         The invalidity of any one or more phrases, sentences, clauses or Sections in this Indenture contained, shall not affect the remaining portions of this Indenture, or any part thereof.

         Section 1004. Limitation of Liability. The Bonds will not constitute general obligations of the Issuer nor will they constitute a liability or obligation of the State or any political subdivision thereof. No recourse under or upon any covenant or agreement of this Indenture, or of any of the Bonds, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future incorporator, officer or member of the governing body of the Issuer, or any of its servants, agents or employees, or of any successor corporation, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Bonds issued hereunder are solely corporate obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the governing body of the Issuer or any successor corporation, or any servants, agents or employees of the Issuer or any successor corporation, or any of them, because of the issuance of the Bonds, or under or by reason of the covenants or agreements contained in this Indenture or the Bonds or implied therefrom.

         Section 1005. Payments Due on Other than Business Days. In any case where the scheduled date of payment of Debt Service or Purchase Price is not a Business Day, then such payment need not be made on such date but may be made on the Business Day next succeeding the scheduled date, in the same amount due, and with the same force and effect as if made, on the scheduled date.

         Section 1006. Counterparts. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 1007. Notices. Unless otherwise provided or permitted herein, any notice, request, complaint, demand, communication or other paper shall be in writing and shall be deemed to be sufficiently given to a party when delivered or mailed by registered or certified mail, postage prepaid, or sent by telegram or Telefax, addressed as follows:

               (a) if to the Issuer, at The Industrial Development Board of the City of Montgomery, Post Office Box 79, Montgomery, Alabama 36101,
         Attention: Chairman of the Board of Directors, Telefax No. (334) 265-4745;

               (b) if to the Company, at KINPAK INC., c/o Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Ft. Lauderdale, FL 33314, Attention: President, Telefax No. (954) 587-2813;

               (c) if to the Trustee, at Regions Bank, 60 Commerce Street, 2nd Floor, Montgomery, Alabama 36104, Attention: Corporate Trust Department, Telefax No. (334) 230-6150;

               (d) if to the Bank, at First Union National Bank of Florida, 200 East Broward Boulevard, 9th Floor, Ft. Lauderdale, FL 33301, Attention:
         Debbie Gilchrist, Telefax No. (954) 467-5331; and

               (e) If to the Remarketing Agent, at First Union Capital Markets Group, One First Union Center, DC-6, Charlotte, North Carolina 28288-0166, Attention: John F. Wooten, Telefax No. (704) 383-3694.

Any of the foregoing parties may, by notice given hereunder, designate any further or different address or addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         Section 1008. Suspension of Mail. If, because of the suspension of delivery of first class mail or any other reason, the Trustee shall be unable to mail by the required class of mail any notice required to be mailed by the provisions of this Indenture, the Trustee shall give such notice in such other manner as in the judgment of the Trustee shall most effectively approximate mailing thereof, and the giving of that notice in that manner for all purposes of this Indenture shall be deemed to be in compliance with the requirement for the mailing thereof. Except as otherwise provided herein, the mailing of any notice shall be deemed complete upon deposit of that notice in the mail and the giving of any notice by any other means of delivery shall be deemed complete upon receipt of the notice by the delivery service.

         Section 1009. Governing Law. This Indenture and the Bonds shall be deemed to be contracts made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

         Section 1010. Opinions of Bond Counsel Not Required. Notwithstanding the provisions of Section 202(g) of this Indenture, in the event the Company obtains an opinion of Bond Counsel, and delivers a copy of the same to the Trustee, the Remarketing Agent and the Bank, to the effect that opinions of Bond Counsel should no longer be required in any instance of a Proposed Conversion Date, such opinions shall thereupon no longer be required as a precondition to the Conversion Date.

         Section 1011. Contest of Determination of Taxability. If no Event of Default exists, the Company may, within 20 days after being notified of a Determination of Taxability and after furnishing to the Trustee a Non-Taxability Opinion in respect of the event or events leading up to said Determination, pursue in the name of any affected Holder such remedies as may then be available to such Holder in order to obtain an administrative ruling or judicial determination in a proceeding to which the Internal Revenue Service is a party, to the effect that the interest on the Series 1996B Bonds or (if and when issued) the Refunding Obligations is not Taxable. In such event, and for so long as the Company pursues such administrative or judicial remedies with due diligence, such Holder shall cooperate with the Company and no Final Determination shall be deemed to have occurred until the first to occur of either (1) the final determination of such contest adversely to the Company with no further right of appeal, or (2) prior to such final determination, the expiration of a period of 24 months after the date the Company received such notification of a Determination of Taxability or such further extended periods of time (not to exceed three months at a time) as such Holder may from time to time consent to in writing.

                               [END OF ARTICLE X]

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this instrument to be duly executed and their respective corporate seals to be hereunto affixed and attested.



                                      THE INDUSTRIAL DEVELOPMENT BOARD OF
                                      THE CITY OF MONTGOMERY


(SEAL)
                                      By: /s/ R. E. Thornton, Jr.
                                          -----------------------------------
                                          Chairman of the Board of Directors

ATTEST:

/s/ [ILLEGIBLE]
----------------------------
[Assistant] Secretary

                                      REGIONS BANK, as Trustee and Registrar


(SEAL)
                                      By: /s/ Robert B. Rinehart
                                          -----------------------------------
                                          Vice President/Corporate Trust Officer

ATTEST:

/s/ [ILLEGIBLE]
---------------------------
Corporate Trust Officer

                            ACKNOWLEDGMENT OF ISSUER
                            ------------------------

STATE OF ALABAMA     )
MONTGOMERY COUNTY    )

        I, the undersigned Notary Public in and for said County in said State, hereby certify that R. E. Thornton, Jr., whose signature as the Chairman of the Board of Directors of The Industrial Development Board of the City of Montgomery is signed to the foregoing Indenture and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said Indenture, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.

         Given under my hand and seal of office this 16th day of December, 1996.

                                             /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             NOTARY PUBLIC, State at Large
                                             My Commission Expires:
                                                                   ------------
(SEAL)

                            ACKNOWLEDGMENT OF TRUSTEE
                            -------------------------

STATE OF ALABAMA     )
MONTGOMERY COUNTY    )

        I, the undersigned Notary Public in and for said County in said State, hereby certify that Robert B. Rinehart, whose signature as Vice President/Corporate Trust Officer of Regions Bank is signed to the foregoing Indenture, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said Indenture, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Bank.

         Given under my hand and seal of office this 18th day of December, 1996.

                                             /s/ [ILLEGIBLE]
                                             ----------------------------------
                                             NOTARY PUBLIC, State at Large
                                             My Commission Expires:
                                                                   ------------
(SEAL)

THIS INSTRUMENT PREPARED BY:
----------------------------

Roy S. Goldfinger, Esq.
Roy S. Goldfinger, P.C.
P.O. Box 2007
Montgomery, Alabama 36102-2007
(334) 832-4567